PROSPECTUS SUPPLEMENT NO. 1	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated January 23, 2026)	Registration No. 333-292713

SUNPOWER INC.

Up to 48,521,163 Shares of Common Stock

This prospectus supplement supplements the prospectus dated January 23, 2026 (as amended or supplemented, the “prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-292713). This prospectus supplement is being filed to update and supplement the information in the prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2026 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The prospectus and this prospectus supplement relate to the potential offer and sale of up to 48,521,163 shares of our common stock, par value $0.0001 per share (the “common stock”), by White Lion Capital, LLC (“White Lion” or the “Selling Securityholder”).

The shares of common stock to which the prospectus and this prospectus supplement relate may be issued to White Lion pursuant to the Common Stock Purchase Agreement dated July 16, 2024 between us and White Lion, as amended by Amendment No. 1 to the Common Stock Purchase Agreement dated July 24, 2024, Amendment No. 2 to the Common Stock Purchase Agreement dated August 14, 2024, and Amendment No. 3 to the Common Stock Purchase Agreement dated January 11, 2026 (as amended, the “White Lion Purchase Agreement”), establishing an equity line of credit. Such shares of our common stock include up to 48,521,163 shares of common stock that we may elect, in our sole discretion, to issue and sell to White Lion from time to time during the commitment period under the White Lion Purchase Agreement. See “The White Lion Transaction” and “Selling Securityholder” in the prospectus for more information regarding the White Lion Purchase Agreement and the Selling Securityholder.

The actual number of shares of our common stock issuable to White Lion will vary depending on the then-current market price of shares of our common stock sold to the Selling Securityholder under the White Lion Purchase Agreement and are subject to the further limitations set forth in the White Lion Purchase Agreement.

We are not selling any securities under the prospectus or this prospectus supplement and will not receive any of the proceeds from the sale of shares of common stock by the Selling Securityholder. However, we may receive proceeds of up to approximately $48.5 million from the sale of our common stock to the Selling Securityholder pursuant to the White Lion Purchase Agreement after the date of the prospectus (assuming the shares are sold at a price of $1.00 per share). The actual proceeds from White Lion under the White Lion Purchase Agreement may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold.

The Selling Securityholder may sell or otherwise dispose of the shares of common stock described in the prospectus in a number of different ways and at varying prices. See “Plan of Distribution” in the prospectus for more information about how the Selling Securityholder may sell or otherwise dispose of the shares of common stock being registered pursuant to the prospectus. The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

The Selling Securityholder will pay all brokerage fees and commissions and similar expenses attributable to the sales of common stock by it. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares of common stock offered by the prospectus, including legal and accounting fees. See “Plan of Distribution” in the prospectus.

Our common stock and our public warrants are listed on The Nasdaq Stock Market under the symbols “SPWR” and “SPWRW,” respectively. On January 29, 2026, the last reported sales price of our common stock was $1.80 per share, and the last reported sales price of our public warrants was $0.2811 per public warrant.

This prospectus supplement should be read in conjunction with the prospectus, including any amendments or supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. The prospectus and this prospectus supplement comply with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 8 of the prospectus, and under similar headings in any amendments or supplements to the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated January 30, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

SunPower Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPWR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SPWRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Standby Equity Purchase Agreement and Related Transactions

On January 27, 2026 (the “Effective Date”), SunPower Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”). Capitalized terms used herein, but not otherwise defined, have the meaning given to such terms in the SEPA, a copy of which is filed herewith as Exhibit 10.1.

Pursuant to the SEPA, the Investor will advance to the Company, subject to the satisfaction of certain conditions set forth in the SEPA, up to $20 million principal amount (the “Pre-Paid Advances”), which will be evidenced by convertible promissory notes (the “Promissory Notes”), in two tranches. The Promissory Notes will accrue interest on the outstanding principal balance at an annual rate equal to 0%, which will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Promissory Notes) for so long as such event remains uncured. The Promissory Notes will mature on January 27, 2027, which may be extended at the option of the Investor.

The Promissory Notes are convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a conversion price equal to the lower of (i) a price per share equal to 125% of the volume weighted average price (“VWAP”) of the Common Stock on the trading day prior to the issuance date of each Promissory Note, or (ii) 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion date (but no lower than the “floor price” then in effect, subject to adjustment from time to time in accordance with the terms contained in the Promissory Notes).

The first tranche of the Pre-Paid Advance was disbursed on January 27, 2026 in the principal amount of $1.9 million. Subject to the conditions set forth in the SEPA, a second tranche of the Pre-Paid Advance in a principal amount of up to $18.1 million may be advanced on the second trading day after the initial registration statement relating to the resale of the shares of the Company’s Common Stock issuable upon conversion of the Promissory Notes first becomes effective.

At the closing of each tranche of the Pre-Paid Advances, the Investor will advance to the Company the principal amount of the applicable tranche of the Pre-Paid Advance, less a discount in the amount equal to 10% of the principal amount of such tranche of the Pre-Paid Advance netted from the purchase price due.

Pursuant to the SEPA, and upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including the registration of shares of Common Stock issuable pursuant to the SEPA for resale, the Company will have the right, from time to time, until January 27, 2029 (unless the SEPA is terminated earlier), to require the Investor to purchase up to $25 million of shares of Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, by delivering written notice to the Investor (an “Advance Notice”).

If there is no balance outstanding under the Promissory Notes, the Company may, in its sole discretion, select the amount of the Advance that it desires to issue and sell to the Investor in each Advance Notice, subject to a maximum limit equal to 100% of the average of the daily volume traded of our common stock on the Nasdaq for the five consecutive trading days immediately preceding the delivery of an Advance Notice (the “Maximum Advance Amount”). If there is a balance outstanding under the Promissory Notes, we may only submit an Advance Notice (i) if an Amortization Event (as defined in the Promissory Notes) has occurred and our obligation to make prepayments under the Promissory Notes has not ceased, and (ii) the aggregate purchase price owed to us from such Advances (the “Advance Proceeds”) will be paid by the Investor by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Promissory Notes. Pursuant to an Advance Notice, the shares will be issued and sold to the Investor at a per share price equal to, at our election as specified in the relevant Advance Notice: (i) 96% of the market price for any period beginning at such time that the Company of receives confirmation of receipt of such Advance Notice by the Investor and ending on 4:00 p.m. Eastern Time on the date of the applicable Advance Notice, or (ii) 97% of the market price for the three consecutive trading days commencing on the day such Advance Notice is deemed delivered pursuant to the terms of the SEPA.

The Company paid the Investor a structuring and due diligence fee of $50,000 and agreed to issued to the investor 175,000 shares of Common Stock within three days of the Effective Date, as a commitment fee (the “Commitment Shares”).

Under the applicable Nasdaq listing rules and pursuant to the SEPA, in no event may the Company issue or sell to the Investor shares of Common Stock in excess of 22,381,878 shares of Common Stock (the “Exchange Cap”), which is approximately 19.99% of the shares of Common Stock outstanding immediately prior to the Effective Date, unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap.

In addition, the Company may not issue or sell any shares of Common Stock to the Investor under the SEPA or under the Promissory Notes, which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in the Investor and its affiliates beneficially owning more than 4.99% of the then-outstanding shares of Common Stock.

The SEPA will automatically terminate on the earliest to occur of (i) January 27, 2029 or (ii) the date on which the Investor has purchased from the Company under the SEPA the Commitment Amount in full. The Company may terminate the SEPA at any time upon five trading days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices under which the Company is yet to issue Common Stock, there are no amounts outstanding under the Promissory Notes, and provided that the Company has paid all amounts owed to the Investor pursuant to the SEPA. The Company and the Investor may also agree to terminate the SEPA by mutual written consent. Neither the Company nor the Investor may assign or transfer their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or the Investor other than by an instrument in writing signed by both parties.

The SEPA contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in the SEPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the parties.

In connection with the SEPA, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement registering the resale of the Common Stock underlying the Promissory Notes, the Commitment Shares and, if applicable and subject to the Company’s discretion, additional Advances pursuant to the SEPA.

The foregoing description of (i) the SEPA, (ii) the Promissory Notes, and (iii) the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (a) the SEPA, which is attached hereto as Exhibit 10.1, (b) the Promissory Note evidencing the first tranche of the Pre-Paid Advance, which is attached hereto as Exhibit 10.2, and (c) the Registration Rights Agreement, which is attached hereto as Exhibit 10.3, respectively, and each are incorporated herein by reference.

12.0% Convertible Promissory Note

On January 29, 2026, the Company issued a convertible promissory note in the original principal amount of $3,300,000 (the “January 2026 12% Note”) to a trust controlled by Thurman J. Rodgers, the Company’s Chief Executive Officer and Executive Chairman.

The January 2026 12% Note bears a 12% interest rate. The January 2026 12% Note is a general unsecured obligation of the Company and will mature on July 1, 2029, unless earlier converted, redeemed or repurchased. Interest on the January 2026 12% Note will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on July 1, 2026. The January 2026 12% Note is convertible at the option of the holder at any time prior to the payment of the payment of the principal amount of the January 2026 12% Note in full. Upon conversion of the January 2026 12% Note, the Company will satisfy its conversion obligation by delivering shares of Common Stock and paying cash in respect of any fractional shares.

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The conversion rate of the January 2026 12% Note is initially equal to 540.5405 shares of Common Stock per $1,000 principal amount due under the January 2026 12% Note. The conversion rate shall be subject to adjustment from time to time pursuant to the terms of the January 2026 12% Note.

The Company may not redeem the January 2026 12% Note prior to July 5, 2026. The Company may redeem for cash all (but not less than all) of the January 2026 12% Note, at its option, (i) on or after July 5, 2026 and prior to July 1, 2027, if the last reported sale price of the Common Stock has been at least 150% of the conversion price for the January 2026 12% Note then in effect and (ii) on or after July 5, 2027 and prior to the maturity date for the January 2026 12% Note if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the January 2026 12% Note then in effect, in each case of (i) and (ii), for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the January 2026 12% Note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the January 2026 12% Note.

If the Company undergoes a change of control (as defined in the January 2026 12% Note), then, subject to certain conditions and except as described in the January 2026 12% Note, the holder may require the Company to redeem for cash all (but not less than all) of January 2026 12% Note at a price equal to 100% of the principal amount of the January 2026 12% Note.

The January 2026 12% Note sets forth certain events of default after which the January 2026 12% Note may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the January 2026 12% Note becomes automatically due and payable. The following events are considered “events of default” under the January 2026 12% Note:

●	(i) any default in any payment of principal amount, change of control redemption amount or redemption price on the January 2026 12% Note when due and payable or (ii) any default in the payment of interest when due and payable and such failure to pay is not cured within 30 calendar days from the occurrence thereof;

●	failure to deliver, when required by the January 2026 12% Note, a change of control notice or notice of a change of control or an organic change;

●	default in the Company’s obligation to convert the January 2026 12% Note upon exercise of the conversion right with respect to the January 2026 12% Note if not cured within five business days after its occurrence;

●	the Company, any subsidiary of the Company or any of their respective affiliates fails to pay principal when due (whether at stated maturity or otherwise) or an uncured default exists that results in the acceleration of maturity of any indebtedness of the Company, any subsidiary of the Company or any of their respective affiliates in an aggregate amount in excess of $10,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within any applicable cure period set forth in the relevant agreement or instrument;

●	one or more final non-appealable judgments for the payment of money in any aggregate amount in excess of $10,000,000 shall be rendered against the Company, any subsidiary of the Company or any of their respective affiliates, or any combination thereof, and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company, any subsidiary of the Company or any of their respective affiliates to enforce any such judgment; and

●	certain events of bankruptcy, insolvency or reorganization of the Company.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, the January 2026 12% Note shall automatically become due and payable. If an event of default with respect to the January 2026 12% Note, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, a holder may at its option declare the January 2026 12% Note to be immediately due and payable.

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A copy of the January 2026 12% Note is attached hereto as Exhibit 4.1 and is incorporated herein by reference (and the foregoing description of the January 2026 12% Note is qualified in its entirety by reference to such exhibit).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Promissory Notes and the January 2026 12% Note is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

SEPA Transaction

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the issuance of shares of Common Stock to the Investor pursuant to the SEPA, including any shares to be issued in connection with an Advance Notice, or the Commitment Shares, and relating to the issuance of the Promissory Notes (and the shares of Common Stock issuable upon conversion of the Promissory Notes), is incorporated by reference herein in its entirety. The offer and sale of shares of Common Stock and the issuance of the Promissory Notes pursuant to the SEPA was and will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

January 2026 12% Note

The Company issued the January 2026 12% Note in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. The January 2026 12% Note and the shares of Common Stock issuable upon conversion of the January 2026 12% Note, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of Common Stock are issued upon conversion of the January 2026 12% Note, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the January 2026 12% Note and any resulting issuance of shares of Common Stock. A maximum of 1,783,783 shares of Common Stock may be issued upon conversion of the $3,300,000 principal amount of the January 2026 12% Note based on the conversion rate of 540.5405 shares of Common Stock per $1,000 principal amount of the January 2026 12% Note, which is subject to customary anti-dilution adjustment provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Convertible Promissory Note dated January 29, 2026.
10.1	Standby Equity Purchase Agreement, dated January 27, 2026, between SunPower Inc. and YA II PN, LTD.+ *
10.2	Convertible Promissory Note, dated January 27, 2026, between SunPower Inc. and YA II PN, LTD. + *
10.3	Registration Rights Agreement, dated January 27, 2026, between SunPower Inc. and YA II PN, LTD.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Portions of this exhibit are redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunPower Inc.

Dated: January 30, 2026	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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Exhibit 4.1

THE SECURITY REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

SUNPOWER INC.

CONVERTIBLE PROMISSORY NOTE

January 29, 2026	$3,300,000

SUNPOWER INC., a Delaware corporation (the “Company”), hereby promises to pay to the Rodgers Massey Revocable Living Trust (the “Initial Holder” and together with its registered assigns, collectively in the singular, the “Holder”) or its registered assigns, the principal amount of Three Million Three Hundred Thousand and 00/100 Dollars ($3,300,000.00) or such lesser remaining amount as a result of any conversions in accordance with Article V of this Note (the “Principal Amount”).

If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

ARTICLE I
DEFINED TERMS

The terms defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note shall have the respective meanings specified in this Article I. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article I include the plural as well as the singular.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D under the Securities Act.

“Board of Directors” shall have the meaning specified in Section 5.3(a).

“Business Day” shall mean any day other than a Saturday, a Sunday, or any other day on which banks in New York City are authorized or required by law or other governmental action to be closed.

“Change of Control” shall mean the occurrence, directly or indirectly, of one or more of the following events (whether in one transaction or a series of related transactions):

(1) any sale, exchange, assignment, conveyance, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any person or group of related persons for purposes of Sections 13(d) and 14(d) of the Exchange Act (a “Group”); or

(2) any consolidation, merger or combination involving the Company after which (a) any person or Group is or becomes the beneficial owner, directly or indirectly, of shares of Common Stock representing more than 50% of the total ordinary voting power represented by the issued and outstanding Common Stock of the Company or (b) the Company is not the surviving Person; or

(3) the Company becomes aware that any person or Group is or becomes the beneficial owner, directly or indirectly, of shares of Common Stock representing more than 50% of the total ordinary voting power represented by the issued and outstanding Common Stock of the Company; or

(4) a Delisting Event; or

(5) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

“Change of Control Notice” shall have the meaning specified in Section 6.1(b).

“Change of Control Optional Redemption” shall have the meaning specified in Section 6.1(c).

“Change of Control Redemption Amount” means the amount in cash payable on an Change of Control Redemption Date pursuant to Section 6.2.

“Change of Control Redemption Date” shall have the meaning specified in Section 6.1(a).

“Closing Sale Price” shall have the meaning specified in Section 5.1(d).

“Common Stock” shall have the meaning specified in Section 3.2.

“Company” shall have the meaning specified in the preamble.

“Conversion Date” shall have the meaning specified in Section 5.1(b).

“Conversion Notice” shall have the meaning specified in Section 5.1(b).

“Conversion Price” shall mean, as of any time, $1,000 divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 5.2.

“Delisting Event” means the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Distributed Assets” shall have the meaning specified in Section 5.3(d).

“DTC” shall have the meaning specified in Section 5.1(c)(iii).

“Event of Default” shall have the meaning specified in Section 4.1.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” shall have the meaning specified in Section 5.3(f).

“Expiration Time” shall have the meaning specified in Section 5.3(f).

“Holder” shall have the meaning specified in the preamble.

“Holder Change of Control Redemption Notice” shall have the meaning specified in Section 6.1(c).

“Group” shall heave the meaning specified in the definition of “Change of Control.”

“Initial Holder” shall have the meaning specified in the preamble.

“Maturity Date” means July 1, 2029.

“Notice of Redemption” shall have the meaning specified in Section 7.1(b).

“Optional Redemption” shall have the meaning specified in Section 7.1(a).

“Optional Redemption Price” shall have the meaning specified in Section 7.1(b).

“Organic Change” shall have the meaning specified in Section 5.3(l).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Amount” shall have the meaning specified in the preamble.

“Redemption Date” shall have the meaning specified in Section 7.1(b).

“Reference Property” shall have the meaning specified in Section 5.3(l).

“Securities Act” shall have the meaning specified in the legend above.

“Spin-Off” shall have the meaning specified in Section 5.3(d).

“Spin-Off Valuation Period” shall have the meaning specified in Section 5.3(d).

“Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the Exchange Act.

“Successor Company” shall have the meaning specified in Section 8.1(a).

“Trading Day” shall mean any day on which trading in the Common Stock generally occurs on the principal U.S. national securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national securities exchange, on the principal other market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City time); provided further that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

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“Transfer Agent” shall mean Continental Stock Transfer & Trust Company or any successor thereto appointed by the Company.

“Trigger Event” shall have the meaning specified in Section 5.3(d).

“Underlying Shares” shall have the meaning specified in Section 5.1(c)(i).

ARTICLE II
PAYMENT OF INTEREST

This Note will bear regular interest at a rate of 12.0% per annum, payable in cash semi-annually in arrears on each January 1 and July 1 (each, an “Interest Payment Date”), starting July 1, 2026. Upon the occurrence and during the continuance of an Event of Default, this Note will bear default interest at a rate of 3.0% per annum, in addition to regular interest, payable in cash semi-annually in arrears on each Interest Payment Date.

ARTICLE III
PAYMENT OF PRINCIPAL ON NOTE

Section 3.1 Scheduled Payment. Unless converted or redeemed as set forth in this Note, the Principal Amount of this Note, together with any accrued and unpaid interest, shall be due and payable in cash on the Maturity Date.

Section 3.2 Conversion. Notwithstanding any provision contained in this Article III, the Holder of this Note may convert all or any portion of the Principal Amount of this Note into shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), in accordance with Article V, until the time as such remaining outstanding Principal Amount of this Note has been paid in full.

Section 3.3 Redemption upon a Change of Control. Notwithstanding any provision contained in this Article III, if a Change of Control occurs at any time prior to the payment of this Note in full, the Holder of this Note shall have the right, in its sole discretion, to require that the Company redeem all (but not less than all) of the outstanding Principal Amount of the Note, in accordance with Article VI.

Section 3.4 Redemption at the Company’s Option. Notwithstanding any provision contained in this Article III, the Company may redeem all (but not less than all) of the outstanding Principal Amount of the Note, in accordance with and subject to the conditions of Article VII.

ARTICLE IV
EVENTS OF DEFAULT; REMEDIES ON DEFAULT

Section 4.1 Event of Default. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) (i) The Company defaults in the payment of the Principal Amount, the Change of Control Redemption Amount or the Optional Redemption Price on the Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or redemption or by declaration or otherwise (including pursuant to Article VI and VII) and such failure to pay is not cured within three Business Days after the occurrence thereof or (ii) the Company defaults in the payment of any interest on the Note when the same becomes due and payable and such failure to pay is not cured within 30 calendar days after the occurrence thereof;

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(b) the Company’s failure to deliver, when required by this Note, a Change of Control Notice or notice of a Change of Control or an Organic Change pursuant to Section 5.4(c);

(c) a default in the Company’s obligation to convert this Note in accordance with Article V upon the exercise of the conversion right with respect thereto, if such default is not cured within five Business Days after its occurrence;

(d) the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) is subject to involuntary proceedings or an involuntary petition shall be filed seeking liquidation, reorganization, winding up, suspension of payments, dissolution, administration or other relief in respect of the Company, any Subsidiary of the Company or any of the Company’s or its Subsidiaries’ Affiliates, or of all or a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law, (iv) is subject to the involuntary appointment of a receiver, interim receiver, receiver-manager, trustee, custodian, conservator, liquidator, administrative receiver, administrator, compulsory manager or similar official for the Company or any of the Company’s or its Subsidiaries’ Affiliates, or of all or a substantial part of its assets, (v) makes an assignment for the benefit of its creditors, (vi) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (vii) is adjudicated as insolvent or to be liquidated;

(e) the Company, any Subsidiary of the Company or any of their respective Affiliates fails to pay principal when due (whether at stated maturity or otherwise) or an uncured default exists that results in the acceleration of maturity of any indebtedness of the Company, any Subsidiary of the Company or any of their respective Affiliates in an aggregate amount in excess of $10,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within any applicable cure period set forth in the relevant agreement or instrument;

(f) one or more final non-appealable judgments for the payment of money in any aggregate amount in excess of $10,000,000 shall be rendered against the Company, any Subsidiary of the Company or any of their respective Affiliates, or any combination thereof, and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company, any Subsidiary of the Company or any of their respective Affiliates to enforce any such judgment; or

(g) a court or governmental authority of competent jurisdiction enters an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days.

Section 4.2 Acceleration.

(a) If an Event of Default with respect to the Company described in subsection (d) or (g) of Section 4.1 has occurred, the Note shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Holder of the Note may, at any time, at its option, by notice to the Company, declare the Note to be immediately due and payable.

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(c) Upon the Note becoming due and payable under this Section 4.2, whether automatically or by declaration, the Note will forthwith mature and the entire unpaid Principal Amount, together with any accrued and unpaid default interest, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 4.3 Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether the Note has become or has been declared immediately due and payable under Section 4.2, the Holder of the Note may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, for an injunction against a violation of any of the terms hereof or thereof or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 4.4 No Waivers or Election of Remedies; Expenses. No course of dealing and no delay on the part of the Holder of the Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. The Company shall pay the Principal Amount, regular interest, default interest, Optional Redemption Price and Change of Control Redemption Amount of the Note without any deduction for any setoff or counterclaim. No right, power or remedy conferred by the Note upon the Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the Holder of the Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such Holder incurred in any enforcement or collection under this Article IV, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 4.5 Waiver of Demand. The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that the Holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

ARTICLE V
CONVERSION

Section 5.1 Conversion Procedure.

(a) At any time prior to the payment of the Principal Amount of this Note in full, the Holder of this Note may convert all of the outstanding Principal Amount of this Note or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, into a number of shares of Common Stock determined by the following calculation: (i) the portion of the Principal Amount of the Note designated by such Holder to be converted, divided by (ii) $1,000, multiplied by (iii) the Conversion Rate (as defined below) then in effect.

(b) Except as otherwise expressly provided herein, each conversion of this Note shall be deemed to have been effected as of the close of business on the date (the “Conversion Date”) on which the Holder of this Note has completed, signed and delivered to the Company an irrevocable conversion notice in the form attached to this Note as Attachment 1 (the “Conversion Notice”). At such time as such conversion has been effected, the rights of the Holder of this Note as such Holder to the extent of the conversion and the converted part of the Note shall cease, and the Person or Persons in whose name or names the shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

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(c) As soon as possible after a conversion has been effected (but in any event within two Business Days in the case of clause (i) below), the Company shall do the following:

(i) register the issuance to the converting Holder of the number of shares of Common Stock issuable upon conversion (in whole or in part) of this Note (the “Underlying Shares”) in the Company’s share transfer registry;

(ii) issue the Underlying Shares and deposit such Underlying Shares with the Transfer Agent, in the name and on behalf of the Holder of the Note;

(iii) cause the Transfer Agent to issue and deliver to the converting Holder certificates or a book-entry transfer for the relevant number of shares of Common Stock to Holder; provided, that, if (y) either (A) the a shelf registration statement for the resale of the shares of Common Stock to be issued upon conversion is effective and available or (B) the Underlying Shares would be eligible for resale pursuant to Rule 144 by the Holder, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act, and (x) the Holder elects in the applicable Conversion Notice to receive such Underlying Shares through the Depository Trust Company (“DTC”), the Company shall credit such aggregate number of Underlying Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through DTC’s Deposit/Withdrawal at Custodian (DWAC) system; and

(iv) if the Holder has surrendered this Note in connection with such conversion, except where the entire Principal Amount is converted in full, deliver to the Holder a new Note representing the portion of the Principal Amount which was not converted.

The Holder shall cooperate with the Company and the Transfer Agent to facilitate the process outlined above, including through the execution of the Conversion Notice. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal Amount is being converted. The Holder and the Company shall maintain records showing the Principal Amount converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial conversion. The Holder and any transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of this Note, the Principal Amount of this Note may be less than the principal amount stated on the face hereof.

(d) If a fractional share of Common Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall in the event the conversion is being consummated in connection with repayment in full of the Note, pay in cash an amount equal to the market price of such fractional share based on the closing price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the Common Stock as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded (the “Closing Sale Price”) on the Conversion Date; provided, that if the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” shall be the last quoted bid price for per share of Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization; provided, further that if the Common Stock is not so quoted, the “Closing Sale Price” shall be the average of the mid-point of the last bid and ask prices per share of Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Holder for this purpose.

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(e) The issuance of the Underlying Shares upon conversion of this Note shall be made without charge to the Holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Underlying Shares, unless the tax is due because the Holder requests such Underlying Shares be issued in a name other than the Holder’s name, in which case the Holder shall pay the tax. Upon conversion of this Note, the shares of Common Stock issuable upon such conversion shall be, and the Company shall take all such actions as are necessary in order to ensure that the shares of Common Stock issuable upon such conversion shall be, validly issued, fully paid and nonassessable.

(f) The Company shall not close its books against the transfer of shares of Common Stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.

Section 5.2 Conversion Rate. The Principal Amount of this Note shall be convertible into shares of Common Stock at a rate (subject to adjustment as provided in this Article V, the “Conversion Rate”) initially equal to 540.5405 shares of Common Stock per $1,000 Principal Amount of the Note. The Conversion Rate shall be subject to adjustment from time to time pursuant to Section 5.3.

Section 5.3 Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs:

(a) In case the Company shall, at any time or from time to time while the Note is outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all or substantially all holders of the Common Stock, then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS1
OS0

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the ex-dividend date for such dividend or distribution;

CR1	=	the Conversion Rate in effect on the ex-dividend date for such dividend or distribution;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the ex-dividend date for such dividend or distribution; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, giving effect to such dividend or distribution.

Any adjustment made pursuant to this Section 5.3(a) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution. If any dividend or distribution that is the subject of this Section 5.3(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the board of directors of the Company (the “Board of Directors”) publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

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(b) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock or combined or reverse split into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the effective date of such subdivision or combination;

CR1	=	the Conversion Rate in effect on the effective date of such subdivision or combination;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the effective date of such subdivision or combination; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, giving effect to such subdivision or combination.

Any adjustment made pursuant to this Section 5.3(b) shall become effective immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination.

(c) In case the Company shall issue rights (other than rights issued pursuant to a shareholders’ rights plan or a dividend or distribution on the Common Stock in shares of Common Stock as set forth in Section 5.3(a) above) or warrants to all or substantially all holders of its Common Stock entitling them to purchase, for a period expiring within 45 calendar days of the date of issuance, shares of Common Stock at a price per share of Common Stock less than the average of the Closing Sale Prices of the Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the ex-dividend date for the distribution, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS0+X
OS0+Y

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the ex-dividend date for such issuance;

CR1	=	the Conversion Rate in effect on the ex-dividend date for such issuance;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the ex-dividend date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=

the number of shares of Common Stock equal to the quotient of (x) aggregate price payable to exercise such rights or warrants, divided by the average of the Closing Sale Prices of the Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the ex-dividend date for such issuance.

Any adjustment made pursuant to this Section 5.3(c) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such issuance. If any rights or warrants described in this Section 5.3(c) are not so issued, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable to exercise such rights and warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors).

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(d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding Common Stock of any class of share capital of the Company or evidences of its indebtedness or assets (including securities, but excluding (i) any dividends or distributions referred to in Section 5.3(a), (ii) any rights or warrants referred to in Section 5.3(c), (iii) any dividends or distributions referred to in Section 5.3(e), (iv) any dividends or distributions in connection with an Organic Change to which Section 5.3(e) applies, or (v) any Spin-Offs to which the provisions set forth below in this Section 5.3(d) applies) (any of the foregoing hereinafter in this Section 5.3(d) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the ex-dividend date for such distribution;

CR1	=	the Conversion Rate in effect on the ex-dividend date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution; and

FMV	=

the fair market value on the ex-dividend date for such distribution of the Distributed Assets so distributed applicable to one share of Common Stock, as determined in good faith by the Board of Directors.

In the event where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”) that are, or when issued, will be, traded or listed on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or any other U.S. national securities exchange or market, then the Conversion Rate shall instead be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the ex-dividend date for such distribution;

CR1	=	the Conversion Rate in effect on the ex-dividend date for such distribution;

FMV0	=	the average of the Closing Sale Prices of the Distributed Assets applicable to one share of Common Stock during the ten consecutive Trading Day period commencing on and including the effective date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock during the Spin-Off Valuation Period.

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The increase to the Conversion Rate under the preceding paragraph shall occur on the earlier of (x) the date that is immediately after the end of the Spin-Off Valuation Period or (y) the Conversion Date; provided that in the event of any conversion during the Spin-Off Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, and including, the Conversion Date.

Any adjustment made pursuant to this Section 5.3(d) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such distribution. If any dividend or distribution of the type described in this Section 5.3(d) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s share capital (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.3 (and no adjustment to the Conversion Rate under this Section 5.3 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.3(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights. In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.3 was made, (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of its Common Stock as of the date of such redemption or repurchase and (B) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 5.3(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed to the Holder of this Note upon conversion by such Holder of this Note.

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(e) In case the Company shall pay a dividend or otherwise distribute to all or substantially all holders of its Common Stock a dividend or other distribution of exclusively cash excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – DIV

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the ex-dividend date for such dividend or distribution;
CR1	=	the Conversion Rate in effect on the ex-dividend date for such dividend or distribution;
SP0	=	the Closing Sale Price of the Common Stock during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such dividend or distribution; and
DIV	=	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

Any adjustment made pursuant to this Section 5.3(e) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution. If any dividend or distribution of the type described in this Section 5.3(e) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f) In case of purchases of the shares of Common Stock pursuant to a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock, to the extent that the fair market value, as determined in good faith by the Board of Directors, of cash and any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (as it may be amended) (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	FMV + (SP1 x OS1)
SP1 x OS0

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Expiration Date;

FMV	=	the fair market value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date, as determined in good faith by the Board of Directors;

OS1	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time; and

SP1	=	the average of the Closing Sale Prices of the Common Stock during the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately after the Expiration Date.

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Any adjustment made pursuant to this Section 5.3(f) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the Expiration Date. If the Company, or one of its Subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting all such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 5.3(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 5.3(f).

(g) In cases where the fair market value, as determined in good faith by the Board of Directors, of Distributed Assets and cash, including with respect to a Spin-Off, as to which Section 5.3(d) and Section 5.3(e) apply, applicable to one share of Common Stock, distributed to holders of the Common Stock equals or exceeds the average of the Closing Sale Prices of the Common Stock during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex- dividend date for such distribution, then, rather than being entitled to an adjustment in the Conversion Rate, Holder will be entitled to receive upon conversion of each $1,000 of Principal Amount in respect of this Note, in addition to the Conversion Shares, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that Holder would have received if Holder had converted such $1,000 of Principal Amount in respect of this Note immediately prior to the record date for determining the shareholders entitled to receive the distribution.

(h) In addition to those adjustments required by clauses (a)-(g) of this Section 5.3, and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Global Select Market and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock or similar event.

(i) All calculations under this Article V shall be made in good faith by the Company in accordance with this Article V, and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share of Common Stock, as the case may be. No adjustment need be made for rights to purchase shares of Common Stock pursuant to a Company plan for reinvestment of dividends or for any issuance of shares of Common Stock or convertible or exchangeable securities or, except as provided in this Section 5.3, rights to purchase shares of Common Stock or convertible or exchangeable securities. The Company shall certify to Holder that all calculations are made in compliance with this Article V, and shall show Holder in detail the facts upon which such calculations and adjustments were made.

(j) For purposes of this Section 5.3, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(k) Notwithstanding any of the foregoing clauses in this Section 5.3, the applicable Conversion Rate will not be adjusted pursuant to this Section 5.3(k) in the event of a distribution that would otherwise give rise to adjustment pursuant to clause (d) or (e) of this Section 5.3, if (but only if) Holder otherwise participates in such distribution, at the same time such distribution is effected to holders of shares of Common Stock, on an as-converted basis (as if Holder had converted the Principal Amount at the then applicable Conversion Rate) but without the conversion of this Note actually taking place.

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(l) Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction (other than a subdivision or combination solely of the Common Stock), which in each case is effected in such a manner that holders of the Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for or upon conversion of the Common Stock is referred to herein as an “Organic Change.” In the event of an Organic Change prior to repayment in full of the Note, then:

(A) at the effective time of the Organic Change, the right to convert each $1,000 Principal Amount of this Note will be changed into the right to convert such Principal Amount of this Note into the kind and amount of shares, other securities or other property or assets (including cash) or any combination thereof that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Organic Change would have owned or been entitled to receive upon such Organic Change (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock would have owned or been entitled to receive upon such Organic Change); and

(B) at or prior to the effective time of such Organic Change, the Company or Successor Company, as the case may be, and any other issuer of securities constituting Reference Property shall execute and deliver to the Holder a supplement to this Note providing for such change in the right to convert each $1,000 Principal Amount of this Note.

The Company shall not become a party to any Organic Change unless the terms thereof are consistent with this Section 5.3(1).

Such supplement described in the first paragraph of this Section 5.3(1) shall provide for anti- dilution and other adjustments, and covenants for protection of the interests of the Holders of this Note, in respect of the Reference Property (and, if the Reference Property represents underlying securities, such securities) that shall be as nearly equivalent as is practicable to the adjustments and covenants provided for in this Article V in respect of the Common Stock. If, in the case of any Organic Change, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or Successor Company, as the case may be, then such supplement shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

When the Company executes and delivers such supplement to this Note pursuant to the foregoing, the Company shall promptly deliver to the Holder an officer’s certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or assets that will comprise a unit of Reference Property (and, if the Reference Property represents underlying securities, such securities) after any such Organic Change, any adjustment to be made with respect thereto and that all conditions precedent in this Note to such execution and delivery have been complied with.

None of the foregoing provisions shall affect (i) the right of the Holder of this Note to convert all or any portion of the Principal Amount of this Note into shares of Common Stock prior to the effective time of such Organic Change, (ii) if such Organic Change constitutes a Change of Control, the rights of the Holder of this Note, at its option, to cause redemption of this Note upon the Change of Control Redemption Date in respect of such Change of Control in accordance with Article VI or (iii) regardless of whether such Organic Change constitutes a Change of Control, the right of the Holder of this Note to continue to hold this Note after consummation of such Organic Change and at any time thereafter prior to the payment of the Principal Amount of this Note in full, to convert this Note into Reference Property.

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The above provisions of this Section 5.3(1) shall similarly apply to successive Organic Changes.

Notwithstanding the Conversion Rate adjustment provisions described in Section 5.3(a) through (f), no adjustment to the Conversion Rate shall be made pursuant to such provisions in the event of any dividend, distribution or issuance upon an Organic Change to which the provisions under this Section 5.3(1) apply.

Section 5.4 Notices.

(a) Immediately upon any adjustment of the Conversion Rate, the Company shall send written notice thereof to the Holder of this Note, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b) The Company shall send written notice to the Holder of this Note at least 20 days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, any subdivision, stock split, reverse stock split or combination, or any tender offer or exchange offer or (ii) with respect to any pro rata subscription offer to holders of the Common Stock.

(c) The Company shall also give at least 20 days’ prior written notice to the Holder of this Note of the date on which any Change of Control, Organic Change, dissolution or liquidation shall take place.

Section 5.5 Adjustments of Prices. Whenever any provision of this Note requires the Company to calculate the Closing Sale Prices over a span of multiple days (including the Spin-Off Valuation Period and any other period for determining the Closing Sale Prices for purposes of adjustments to the Conversion Rate pursuant to Section 5.3), the Company shall make any adjustments to each that it reasonably determines to be appropriate to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate (or changes to the market price per share of Common Stock resulting from any such event) where the ex-dividend date, effective date or Expiration Time, as the case may be, of the event occurs at any time during the period when such Closing Sale Prices are to be calculated, without duplication of any adjustment made pursuant to Section 5.3. The Company will likewise make appropriate adjustments where a Conversion Rate adjustment otherwise required to be made pursuant to the provisions of Sections 5.3(a) through (f) is not made in accordance with the provisions of Section 5.3(g) that permit participation by Holder in a distribution in lieu of such Conversion Rate adjustment.

ARTICLE VI

HOLDER’S RIGHTS UPON CHANGE OF CONTROL

Section 6.1 General.

(a) Subject to the terms of this Article VI, if a Change of Control occurs at any time prior to the payment of this Note in full, regardless of whether the Change of Control also constitutes an Organic Change or an Organic Change otherwise occurs, the Holder of this Note shall have the right, in its sole discretion, to require that the Company redeem all (but not less than all) of the outstanding Principal Amount of the Note on the date specified by the Company (the “Change of Control Redemption Date”), that is not less than 20 nor more than 60 days following the date of the Change of Control Notice (as defined below).

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(b) On or before the 20th day after the occurrence of a Change of Control, the Company shall provide to the Holder of this Note a written notice (the “Change of Control Notice”) of the occurrence of the Change of Control specifying:

(i) the events causing the Change of Control;

(ii) the effective date of the Change of Control;

(iii) the Conversion Rate in effect on the date of such Change of Control Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Change of Control; and

(iv) the Change of Control Redemption Date.

No failure of the Company to give the foregoing notice and no defect therein shall limit the Holder’s right of optional redemption or affect the validity of the proceedings for the redemption of the Note.

(c) Any redemption of this Note under this Article VI shall be made at the option of the Holder of this Note upon delivery to the Company by the Holder of a written notice (a “Holder Change of Control Redemption Notice”) stating that it elects to require the Company to redeem (a “Change of Control Optional Redemption”) all of the outstanding Principal Amount of the Note.

Section 6.2 Mechanics of Holder Change of Control Optional Redemption. If the Holder of this Note delivers a Holder Change of Control Redemption Notice electing a Change of Control Optional Redemption in accordance with this Article VI, then, on the Change of Control Redemption Date, the Company shall redeem the Note in cash at a price equal to 100% of the outstanding Principal Amount of the Note, plus accrued and unpaid interest to, but excluding, the Change of Control Redemption Date.

Section 6.3 No Effect on Holder Conversion Right. None of the foregoing provisions shall affect the right of the Holder of this Note to convert all or any portion of the Principal Amount of this Note into shares of Common Stock prior to or after the effective time of any Change of Control.

ARTICLE VII

REDEMPTION AT OPTION OF THE COMPANY

Section 7.1 Redemption at Option of the Company.

(a) This Note shall not be redeemable by the Company prior to July 5, 2026. The Company may redeem (an “Optional Redemption”) for cash all (but not less than all) of this Note, at the Optional Redemption Price, (i) on or after July 5, 2026 and prior to July 1, 2027, if the Closing Sale Price of the Common Stock has been at least 150% of the Conversion Price then in effect, and (ii) on or after July 5, 2027 and prior to the Maturity Date, if the Closing Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect, in each case of (i) and (ii), for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Notice of Redemption in accordance with this Note.

(b) To exercise its Optional Redemption right pursuant to this Section 7.1, the Company shall provide written notice of redemption (a “Notice of Redemption”) specifying the date of the redemption (the “Redemption Date”), which shall be at least 15 calendar days and not more than 60 calendar days following the date of the Notice of Redemption, and the Optional Redemption Price, which shall be 100% of the principal amount of this Note, plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Optional Redemption Price”).

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(c) Following delivery of a Notice of Redemption to the Holder, this Note will become due and payable on the Redemption Date, and on the Redemption Date, the Holder shall surrender this Note to the Company, and the Company shall pay the Holder the Optional Redemption Price. On and after the Redemption Date, interest will cease to accrue on this Note unless the Company defaults in the payment of the Optional Redemption Price and accrued interest.

Section 7.2 No Effect on Holder Conversion Right. None of the foregoing provisions shall affect the right of the Holder of this Note to convert all or any portion of the Principal Amount of this Note into shares of Common Stock prior to the Redemption Date.

ARTICLE VIII
SUCCESSORS

Section 8.1 The Company May Consolidate, Combine, Merge, etc., only on Certain Terms. The Company shall not, in a single transaction or through a series of related transactions, consolidate, combine or merge with or into any other Person, or, directly or indirectly, sell, exchange, assign, convey, transfer, or otherwise dispose of, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person or group of affiliated Persons (in each case other than to one or more of its Subsidiaries), except that the Company may consolidate, combine or merge with or into, or sell, exchange, assign, convey, transfer, or otherwise dispose of, all or substantially all of its assets to another Person if:

(a) the Company is the surviving Person or the resulting, surviving, transferee or successor Person (the “Successor Company”) (if other than the Company) is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia, and expressly assumes, by an agreement supplemental hereto, all obligations of the Company under this Note, including payment of the Principal Amount on the Note, and the performance and observance of all of the covenants and conditions of this Note to be performed by the Company;

(b) immediately after giving effect to such transaction, no Event of Default has occurred and is continuing; and

(c) if such transaction constitutes an Organic Change, the Company or the Successor Company, as applicable, complies with the provisions of Section 5.3(l) and, if the transaction constitutes a Change of Control, Article VI.

Section 8.2 Successor Substituted. Upon any consolidation or combination of the Company with, or merger of the Company with or into, any other Person or any sale, exchange, assignment, conveyance, transfer, or other disposal of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person in accordance with Section 8.1, the Successor Company formed by such consolidation or combination or with or into which the Company is merged or to which such sale, exchange, assignment, conveyance, transfer, or other disposal is made shall succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Company had been named as the Company herein. If the predecessor is still in existence after such transaction, it will be released from its obligations and covenants under this Note.

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ARTICLE IX
TRANSFER OF THE NOTE

Section 9.1 Transferability. Subject to compliance with any applicable securities laws, the Holder of this Note may transfer this Note in full to any other Person subject to the Company’s consent, not to be unreasonably withheld or delayed. Any such transfer request shall be notified to the Company according to the terms hereof and be accompanied by updated wire instructions for the new Holder(s) of this Note. In connection with any such transfer, upon surrender to the Company of this Note for transfer, the Company shall deliver to the assignee(s) designated by Holder a Note or Notes of like tenor and terms for the appropriate Principal Amount.

ARTICLE X
AMENDMENT AND WAIVER

The provisions of this Note may only be amended with the written consent of the Company and the Holder of this Note.

ARTICLE XI
CANCELLATION

After the entire Principal Amount at any time owed on this Note, together with any accrued and unpaid default interest, has been paid in full or this Note has been converted in full to shares of Common Stock or redeemed in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

ARTICLE XII
NOTICES

Section 12.1 All notices or other communications required or permitted hereunder shall be sent by electronic mail, addressed as follows:

If to the Company:

SunPower Inc.

Attn: Thurman Rodgers, Chief Executive Officer

45700 Northport Loop East

Fremont, CA 94538

Email: tjr@tjrodgers.com

If to the Holder:

Rodgers Massey Revocable Living Trust

Attn: Thurman John Rodgers

575 Eastview Way

Woodside, CA 94062

Email: tjr@tjrodgers.com

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ARTICLE XIII
PAYMENTS; TAXATION

Section 13.1 Payments. This Note is payable without relief from valuation or appraisement laws. All payments to be made to Holder of the Note shall be made in the lawful money of the United States of America in immediately available funds.

Section 13.2 Taxation. Any and all payments (or deemed payments) to be made (or deemed made) by the Company to the Holder of this Note shall be made without withholding or deduction for or on account of any taxes, duties or similar charges imposed by any taxing authority. If any applicable law requires the deduction or withholding of any taxes, duties or governmental charges from any such payment (or deemed payment), the sum payable (or deemed payable) by the Company to the Holder shall be increased as necessary so that after such withholding or deduction has been made (including such deduction and withholding applicable to additional sums payable under this Section 13.2), the Holder receives an amount equal to what it would have received had no such withholding or deduction been made.

ARTICLE XIV
PLACE OF PAYMENT

Payments of principal and other amounts shall be made by wire transfer to the account designated in writing by the Holder at or prior to the time of initial issuance of this Note, or to such other address or to the attention of such other person as specified by Holder upon prior written notice to the Company.

ARTICLE XV
GOVERNING LAW

THIS NOTE AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

ARTICLE XVI
RANKING

The Note is a senior unsecured obligation of the Company and will rank pari passu in right of payment with all other senior and unsubordinated obligations of the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has executed and delivered this Note on January 29, 2026.

SUNPOWER INC.

By:	/s/ Thurman J. Rodgers
Name:	Thurman J. Rodgers
Title:	Chief Executive Officer

[Signature Page to Convertible Promissory Note]

ATTACHMENT 1

FORM OF HOLDER CONVERSION NOTICE

Date: _____________, 202__

SunPower Inc.

Attn: Chief Executive Officer 45700

Northport Loop East

Fremont, CA 94538

The undersigned Holder hereby gives notice to SunPower Inc., a Delaware corporation (the “Company”), pursuant to that certain Convertible Promissory Note made by the Company to the Holder on July 10, 2025 (the “Note”), that the Holder elects to convert all or such portion (that is $1,000 Principal Amount or an integral multiple thereof) of the outstanding Principal Amount of the Note set forth below into fully paid and non-assessable shares of Common Stock of the Company as of the date specified below. Said conversion shall be based on the Conversion Rate as provided in the Note. In the event of a conflict between this Holder Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Holder in its sole discretion, the Holder may provide a new form of Holder Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Conversion Date: ________________

B.	Conversion Amount: Check one:

☐	Entire Outstanding Balance

☐	$ ________________

Please issue the shares of Common Stock into which the Note is being converted (in the form of uncertificated shares represented by an electronic position) to Holder, or for its benefit, as follows:

Issue to:	Name of registered holder: ____________________________________________________

Mailing Address: ___________________________________________________________

Email Address: _____________________________________________________________

Phone Number: _____________________________________________________________

☐ Check here if requesting transfer of the Conversion Shares electronically (via DWAC) to the following account:

Broker: ________________________________________________________

DTC#: ________________________________________________________

Account #: _____________________________________________________

Account Name: __________________________________________________

Address: _______________________________________________________

[Signature Page Follows]

Sincerely,

HOLDER:

By:
	Name:	Thurman John Rodgers
	Title:	Trustee

[Signature Page to Holder Conversion Notice]

Exhibit 10.1

STANDBY EQUITY PURCHASE AGREEMENT

THIS STANDBY EQUITY PURCHASE AGREEMENT (this “Agreement”) dated as of January 27, 2026 is made by and between YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), and SUNPOWER INC., a company incorporated under the laws of the State of Delaware (the “Company”). The Investor and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $25 million of the Company’s shares of common stock, par value $0.0001 per share (the “Common Shares”);

WHEREAS, the Common Shares are listed for trading on the Nasdaq Stock Market under the symbol “SPWR;”

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder;

WHEREAS, the Parties are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration of the Investor’s execution and delivery of this Agreement, the Company shall issue to the Investor the Commitment Shares pursuant to and in accordance with Section 12.04.

NOW, THEREFORE, the Parties hereto agree as follows:

Article I. Certain Definitions

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II. Pre-Paid Advances

Section 2.01 Pre-Paid Advances. Subject to the satisfaction of the conditions set forth in Annex II attached hereto, the Investor shall advance to the Company up to the principal amount of $20,000,000 (the “Pre-Paid Advance”), which shall be evidenced by convertible promissory notes in the form attached hereto as Exhibit B (each, a “Promissory Note”) in one or more tranches. The first tranche of the Pre-Paid Advance shall be in a principal amount of $1,900,000 and, subject to the satisfaction of the conditions set forth in Annex II attached hereto, advanced on the Effective Date of this Agreement (the “First Pre-Advance Closing”), and, if requested by written notice to the Investor prior to the effectiveness of the initial Registration Statement, a second tranche of the Pre-Paid Advance shall be in a principal amount requested by the Company in such notice of up to $18,100,000 and, subject to the satisfaction of the conditions set forth in Annex II attached hereto, advanced on the second Trading Day after the initial Registration Statement first becoming effective (the “Second Pre-Advance Closing”) (each of the First Pre-Advance Closing and the Second Pre-Advance Closing individually referred to as a “Pre-Advance Closing” and collectively referred to as the “Pre-Advance Closings”).

Section 2.02 Pre-Advance Closing. Each Pre-Advance Closing shall occur remotely by conference call and electronic delivery of documentation. The First Pre-Advance Closing shall take place at 10:00 a.m., New York time, on the Effective Date, provided that the conditions set forth on Annex II have been satisfied (or such other date as is mutually agreed to by the Company and the Investor). If the second tranche of the Pre-Paid Advance is requested by the Company, the Second Pre-Advance Closing shall take place at 10:00 a.m., New York time, on the second Trading Day after the initial Registration Statement first becoming effective, provided that the conditions set forth on Annex II have been satisfied (or such other date as is mutually agreed to by the Company and the Investor). At the First Pre-Advance Closing the Investor shall advance to the Company the principal amount of the first tranche of the Pre-Paid Advance, and at the Second Pre-Advance Closing the Investor shall advance to the Company the principal amount of the second tranche of the Pre-Paid Advance requested by the Company, in each case less a discount in the amount equal to 10% of the principal amount of such tranche of the Pre-Paid Advance netted from the purchase price due, in immediately available funds to an account designated by the Company in writing, and the Company shall deliver a Promissory Note with a principal amount equal to the full amount of the applicable amount and tranche of the Pre-Paid Advance, duly executed on behalf of the Company.

Article III. Advances

Section 3.01 Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, (i) the Company, at its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall subscribe for and purchase from the Company, Advance Shares by the delivery to the Investor of Advance Notices, provided (x) no balance is outstanding under a Promissory Note, or, (y) if there is a balance outstanding under a Promissory Note, then the Company may submit an Advance Notice in accordance with Section 3.01(a)(iii) hereof on the following terms:

(a)	Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase Shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in Annex III, and in accordance with the following provisions:

(i)	The Company shall, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount (unless otherwise agreed to in writing by the Company and the Investor), it desires to issue and sell to the Investor in each Advance Notice, the time it desires to deliver each Advance Notice, and the Pricing Period to be used.

(ii)	There shall be no mandatory minimum Advances and there shall be no non-usage fee for not utilizing the Commitment Amount or any part thereof.

(iii)	For so long as any amount remains outstanding under a Promissory Note, without the prior written consent of the Investor, the Company may only submit an Advance Notice (A) if an Amortization Event has occurred and the obligation of the Company to make monthly prepayments under the Promissory Note has not ceased, and (B) the aggregate purchase price owed to the Company from such Advances (“Advance Proceeds”) shall be paid by the Investor by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the subject Promissory Note (first towards accrued and unpaid interest, and then towards outstanding principal).

(b)	Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit C attached hereto. An Advance Notice selecting an Option 1 Pricing Period shall only be delivered on a Trading Day and shall be deemed delivered on the day such notice is received by e-mail. An Advance Notice selecting an Option 2 Pricing Period shall be deemed delivered on (i) the day it is received by the Investor if such notice is received by e-mail at or before 9:00 a.m. New York City time (or at such later time if agreed to by the Investor in its sole discretion), or (ii) the immediately succeeding day if it is received by e-mail after 9:00 a.m. New York City time. Upon receipt of an Advance Notice, the Investor shall promptly (and, with respect to an Advance Notice selecting an Option 1 Pricing Period, in no event more than one-half hour after receipt) provide written confirmation (which may be by e-mail) of receipt of such Advance Notice, and which confirmation, in the case of an Advance Notice selecting an Option 1 Pricing Period, shall specify the commencement time of the Option 1 Pricing Period.

Section 3.02 Advance Limitations, Regulatory. Regardless of the Advance requested in an Advance Notice and notwithstanding any provision to the contrary herein, the final number of Shares to be issued and sold pursuant to such Advance Notice shall be reduced (if at all) in accordance with each of the following limitations:

(a)	Ownership Limitation; Commitment Amount. At the request of the Company, the Investor shall inform the Company of the number of Common Shares the Investor beneficially owns. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Common Shares under this Agreement which, when aggregated with all other Common Shares beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its Affiliates (on an aggregated basis) of a number of Common Shares exceeding 4.99% of the then outstanding voting power or number of Common Shares (the “Ownership Limitation”). Upon the request of the Investor, the Company shall promptly (but no later than the next Business Day on which the transfer agent for the Common Shares is open for business) confirm orally or in writing to the Investor the number of Common Shares then outstanding. In connection with each Advance Notice, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(b)	Registration Limitation. In no event shall an Advance exceed the number of Common Shares registered in respect of the transactions contemplated hereby under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(c)	Compliance with Rules of Principal Market. Notwithstanding anything to the contrary herein, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement (including, without limitation, the Commitment Shares and Common Shares underlying the Promissory Notes) would exceed 22,381,878 Common Shares (representing 19.99% of the aggregate number of Common Shares issued and outstanding as of the signing of this Agreement (subject to adjustment for any stock splits, combinations or the like)), calculated in accordance with the rules of the Principal Market, which number shall be reduced, on a share-for-share basis, by the number of Common Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under the applicable rules of the Principal Market (such maximum number of shares, the “Exchange Cap”) provided that, the Exchange Cap will not apply if the Company’s stockholders have approved the issuance of Common Shares pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market. In connection with each Advance Notice, any portion of an Advance that would exceed the Exchange Cap shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice.

(d)	Volume Threshold. In connection with an Advance Notice where the Company selects an Option 1 Pricing Period, if the total number of Common Shares traded on the Principal Market during the applicable Pricing Period is less than the Volume Threshold, then the number of Advance Shares issued and sold pursuant to such Advance Notice shall be reduced to the greater of (a) 30% of the trading volume of the Common Shares on the Principal Market during such Pricing Period as reported by Bloomberg L.P., or (b) the number of Common Shares sold by the Investor during such Pricing Period, but in each case not to exceed the amount requested in the Advance Notice.

Section 3.03 Advance Limitations, Minimum Acceptable Price.

(a)	With respect to each Advance Notice selecting an Option 2 Pricing Period, the Company may notify the Investor of the Minimum Acceptable Price with respect to such Advance by indicating a Minimum Acceptable Price on such Advance Notice. If no Minimum Acceptable Price is specified in an Advance Notice, then no Minimum Acceptable Price shall be in effect in connection with such Advance. Each Trading Day during an Option 2 Pricing Period for which (A) with respect to each Advance Notice with a Minimum Acceptable Price, the VWAP of the Common Shares is below the Minimum Acceptable Price in effect with respect to such Advance Notice, or (B) there is no VWAP (each such day, an “Excluded Day”), shall result in an automatic reduction to the number of Advance Shares set forth in such Advance Notice by one third (1/3) (the resulting amount of each Advance being the “Adjusted Advance Amount”), and each Excluded Day shall be excluded from the Option 2 Pricing Period for purposes of determining the Market Price.

(b)	The total Advance Shares in respect of each Advance with any Excluded Day(s) (after reductions have been made to arrive at the Adjusted Advance Amount) shall be automatically increased by such number of Common Shares (the “Additional Shares”) equal to the greater of (a) the number of Common Shares sold by the Investor on such Excluded Day(s), if any, or (b) such number of Common Shares elected to be subscribed for by the Investor, and the subscription price per share for each Additional Share shall be equal to the Minimum Acceptable Price in effect with respect to such Advance Notice multiplied by 97%, provided that this increase shall not cause the total Advance Shares to exceed the amount set forth in the applicable Advance Notice or any limitations set forth in Section 3.02.

Section 3.04 Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice from the Company the Parties shall be deemed to have entered into an unconditional contract binding on both Parties for the purchase and sale of the applicable number of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to Section 7.22, the Investor may sell Common Shares during the Pricing Period for such Advance Notice (including with respect to any Advance Shares subject to such Pricing Period).

Section 3.05 Closings. The closing of each Advance and each sale and purchase of Advance Shares (each, a “Closing”) shall take place as soon as practicable on or after each applicable Advance Date in accordance with the procedures set forth below. The Company acknowledges that the Purchase Price is not known at the time an Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of the Common Shares that are the inputs to the determination of the Purchase Price. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)	On or prior to each Advance Date, the Investor shall deliver to the Company a Settlement Document along with a report by Bloomberg L.P. (or, if not reported on Bloomberg L.P., another reporting service reasonably agreed to by the parties) indicating the VWAP for each of the Trading Days during the Pricing Period in accordance with the terms and conditions of this Agreement.

(b)	Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Advance Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. Promptly upon receipt of such notification, the Investor shall pay to the Company the aggregate purchase price of the Shares (as set forth in the Settlement Document) either (i) in the case of an Advance Notice submitted other than after the occurrence of an Amortization Event, in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested, or (ii) in the case of an Advance Notice submitted after the occurrence of an Amortization Event, as an offset of amounts owed under the Promissory Note as described in this Agreement. No fractional shares shall be issued, and any fractional shares that would otherwise be issued in connection with an Advance shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Common Shares by the Investor, the Common Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering the resale of such Common Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Common Shares pursuant to the Plan of Distribution set forth in the Prospectus included in the applicable Registration Statement and otherwise in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

(c)	On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(d)	Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period (i) the Company notifies Investor that a Material Outside Event has occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that any pending Advance shall end and the final number of Advance Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Common Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

Section 3.06 Hardship. In the event the Company fails to perform its obligations as mandated in this Agreement after the Investor’s receipt of an Advance Notice, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article VI hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to Applicable Laws and the rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Article IV. Representations and Warranties of the Investor

The Investor represents, warrants, and covenants to the Company, as of the date hereof, as of each Advance Notice Date and as of each Advance Date that:

Section 4.01 Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to purchase or acquire the Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of the Transaction Documents to which it is a party by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver the Transaction Documents to which it is a party and all other instruments on behalf of the Investor or its shareholders. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 4.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Shares and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 4.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review the Transaction Documents, and the transactions contemplated by the Transaction Documents with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 4.04 Investment Purpose. The Investor is acquiring the Common Shares and any Promissory Notes for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent any such Prospectus is related to the resale of the Registrable Securities. This Investor is acquiring the Shares and the Promissory Notes hereunder in the ordinary course of its business.

Section 4.05 Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 4.06 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 4.07 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” (as that term is defined in Rule 405 promulgated under the Securities Act) of the Company.

Section 4.08 General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Common Shares by the Investor.

Section 4.09 Trading Activities. The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Investor first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Investor.

Article V. Representations and Warranties of the Company

Except as set forth in the SEC Documents, the Company represents and warrants to the Investor that, as of the date hereof, each Advance Notice Date and each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

Section 5.01 Organization and Qualification. The Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of their respective jurisdiction of organization and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

Section 5.03 Authorization of the Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to an Advance Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus. As of the date of each Pre-Advance Closing, and at all times thereafter, the Company shall have reserved from its duly authorized capital stock not less than the number of shares of Common Shares issuable upon conversion of all Promissory Notes (assuming for purposes hereof that (x) such Promissory Note is convertible at a conversion price equal to the Floor Price as of the date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Promissory Note set forth therein).

Section 5.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party and which is a Material Agreement, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.05 Acknowledgment. The Company understands and acknowledges that the number of Common Shares issuable upon conversion of the Promissory Notes will increase in certain circumstances. The Company further acknowledges its obligation to issue the Common Shares upon conversion of the Promissory Notes in accordance with the terms thereof or upon delivery of an Advance Notice is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.06 SEC Documents. Since the Company has been subject to the requirements of Section 12 of the Exchange Act, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, including, without limitation, the Current Report, each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto, and all information contained in such filings and all documents and disclosures that have been or may in the future be incorporated by reference therein (all such documents hereinafter referred to as the “SEC Documents”) and all such filings required to be filed within the last 12 months (or since the Company has been subject to the requirements of Section 12 of the Exchange Act, if shorter) have been made on a timely basis (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act), except as otherwise disclosed by the Company to the Investor pursuant to a separate disclosure letter delivered by the Company to the Investor as of the Effective Date (the “Disclosure Letter”). The Company has delivered or made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, as applicable. Except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each of the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.07 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 5.08 Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-1 under the Securities Act. Each Registration Statement and the offer and sale of Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or any amendment or supplement thereto, or to be filed as exhibits to a Registration Statement have been so described or filed. The Company has not distributed and, prior to the later to occur of each Advance Notice Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than a Registration Statement, the Prospectus contained therein, and any required prospectus supplement, in each case as reviewed and consented to by the Investor.

Section 5.09 No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or any amendment or supplement thereto, conformed and will conform in all material respects with the requirements of the Securities Act. At each Advance Notice Date and applicable Advance Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus, when filed with the SEC, did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 5.10 Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 5.11 Equity Capitalization.

(a) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 1,000,000,000 shares of common stock, $0.0001 par value, of which 111,965,374 shares were issued and outstanding on January 26, 2026. As of January 26, 2026, the Company has reserved 71,316,490 Common Shares for issuance to parties or Persons other than the Investor.

(b) Valid Issuance; Available Shares. All of such outstanding Common Shares set forth in Section 5.11(a) above are duly authorized and have been validly issued and are fully paid and nonassessable.

(C) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; and (F) other than (i) the Common Stock Purchase Agreement dated July 16, 2024 between the Company and White Lion Capital, LLC, as amended by Amendment No. 1 thereto dated July 24, 2024, Amendment No. 2 thereto dated August 14, 2024 and Amendment No. 3 thereto dated January 11, 2026 (as amended, the “White Lion Purchase Agreement”), (ii) the Controlled Equity Offering Sales Agreement, dated December 19, 2024, entered into with Cantor Fitzgerald & Co. (the “Sales Agreement”), and (iii) as set forth in the Disclosure Letter, neither the Company nor any Subsidiary has entered into any Variable Rate Transaction.

Section 5.12 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 5.13 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, has any such dispute threatened.

Section 5.14 Environmental Laws. The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval, except, in each of the foregoing clauses (i), (ii) and (iii), as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 5.15 Title. Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 5.16 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.17 Regulatory Permits. Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 5.18 Internal Accounting Controls. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 5.19 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.20 Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business, or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings. The Company is Solvent.

Section 5.21 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 5.22 Tax Status. Each of the Company and its Subsidiaries (i) has timely filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where the failure to pay would have or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.23 Certain Transactions. Except as not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 5.24 Rights of First Refusal. The Company is not obligated to offer the Common Shares or the Promissory Notes offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

Section 5.25 Dilution. The Company is aware and acknowledges that issuance of Common Shares hereunder could cause dilution to existing stockholders and could significantly increase the outstanding number of Common Shares.

Section 5.26 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder or the Promissory Note. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if a Registration Statement is not effective or if any issuances of Common Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 5.27 Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 5.28 Relationship of the Parties. Neither the Company, nor any of its Subsidiaries, affiliates, nor any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or any person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 5.29 Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with Applicable Law and  neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, not complied with Applicable Law; and no action, suit or proceeding by or before any governmental authority involving the Company or any of its Subsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

Section 5.30 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 5.31 Compliance with Laws. The Company and each of its Subsidiaries are in compliance with Applicable Law; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, Affiliate or other person acting on behalf of the Company or any Subsidiary has, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.32 Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled Affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Advance Shares or any Pre-Paid Advance, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. Neither the Company nor any of its Subsidiaries nor any director, officer or controlled Affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

Section 5.33 General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares pursuant to the Transaction Documents.

Article VI. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 6.01 Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, its investment manager, Yorkville Advisors Global, LP, and their respective Affiliates, and each of the foregoing’s respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), actually incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 6.02 Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, stockholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

Section 6.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article VI except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 6.04 Remedies. The remedies provided for in this Article VI are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article VI shall survive expiration or termination of this Agreement.

Section 6.05 Limitation of liability. Notwithstanding the foregoing, no Party shall seek, nor shall any be entitled to recover from the other Party be liable for, punitive or exemplary damages.

Article VII.
Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 7.01 Registration Statement. The Company’s obligations concerning the filing and effectiveness of a Registration Statement and related obligations are set forth in the Registration Rights Agreement. Other than as set forth in the Registration Rights Agreement, the ; provided, however, that in the event there are no Pre-Paid Advances outstanding, the Company shall only be required to use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement and each subsequent Registration Statement filed with the SEC under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

Section 7.02 Registration and Listing. The Company shall cause the Common Shares to continue to be registered as a class of securities under Section 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall continue the listing and trading of its Common Shares and the listing of the Shares purchased by the Investor hereunder on the Principal Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Shares to be listed or quoted on another Principal Market.

Section 7.03 Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time during the Commitment Period; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Common Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 7.04 Suspension of Registration Statement.

(a)	Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of a Registration Statement by written notice to the Investor in the event that the Company determines in good faith that such suspension is necessary to amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b)	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Shares of the Company pursuant to such Registration Statement, but may sell shares pursuant to an exemption from registration, if available, subject to the Investor’s compliance with Applicable Laws.

(c)	Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than 15 days or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 7.05 Listing of Common Shares. As of each Advance Notice Date and the applicable Advance Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance.

Section 7.06 Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice and the First Pre-Paid Advance, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 7.07 Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) and, during the Commitment Period, will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 7.08 Transfer Agent Instructions. During the Commitment Period and subject to Applicable Laws, the Company shall cause (including, if necessary, by causing legal counsel for the Company to deliver an opinion) the transfer agent for the Common Shares to remove restrictive legends from Common Shares purchased by the Investor pursuant to this Agreement, provided that counsel for the Company shall have been furnished with such documents as they may require for the purpose of enabling them to render the opinions or make the statements requested by the transfer agent, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein.

Section 7.09 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 7.10 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus, or any request for amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus); (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required under Applicable Law; (vi) the Common Shares shall cease to be authorized for listing on the Principal Market; or (vii) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any pending Advance Notice (other than as required pursuant to Section 3.05(d)), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”).

Section 7.11 Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 3.05 hereof, and all Shares in connection with such Advance have been received by the Investor.

Section 7.12 Issuance of the Company’s Common Shares. The issuance and sale of the Common Shares hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and any applicable state securities law.

Section 7.13 Reservation of Shares. For so long as any of the Promissory Notes remain outstanding, the Company shall have reserved from its duly authorized capital stock, and shall have instructed its transfer agent to irrevocably reserve, the maximum number of shares of Common Shares issuable upon conversion of all Promissory Notes (assuming for purposes hereof that (x) each Promissory Note is convertible at a conversion price equal to the Floor Price as of the date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Promissory Note set forth therein) (the “Maximum Conversion Shares”).

Section 7.14 Stockholder Approval. Within 90 calendar days of the date of this Agreement, the Company shall hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) (the “Special Meeting”) for the purpose of seeking the approval by the Company’s stockholders of (i) the issuance of the Common Shares issuable pursuant to the this Agreement (without regard to the Exchange Cap) in compliance with the rules and regulations of the Principal Market, including Rule 5635(d) thereof) (the “SEPA Stockholder Approval”) and (ii) the issuance of the Maximum Conversion Shares issuable upon conversion of the Promissory Notes (without regard to the Exchange Cap) in compliance with the rules and regulations of the Principal Market, including Rule 5635(d) thereof (without regard to any limitation on conversion or exercise thereof) (the “Promissory Note Approval”), with the recommendation of the Company’s Board of Directors that such proposals be approved. The Company shall include the SEPA Stockholder Approval and the Promissory Note Approval in the Proxy Statement and shall use its commercially reasonable efforts to solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in the Proxy Statement, and all management-appointed proxyholders shall vote their proxies in favor of such proposals.

Section 7.15 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors), (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any Prospectus and any amendments or supplements thereto requested by the Investor, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, and (vii) filing fees of the SEC and the Principal Market.

Section 7.16 Current Report. The Company shall, not later than 9:00 a.m., New York City time, on the fourth business day after the date of this Agreement, file with the SEC a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including any exhibits thereto, the “Current Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Current Report including any exhibits to be filed related thereto, as applicable, prior to filing the Current Report with the SEC and shall reasonably consider all such comments. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that from and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, non-public information provided to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall publicly disclose in the Current Report or otherwise make publicly available any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated by the Transaction Documents, which, following the Effective Date would, if not so disclosed, constitute material, non-public information regarding the Company or its Subsidiaries. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and Investor or any of its respective officers, directors, Affiliates, employees or agents, on the other hand, shall terminate.

Section 7.17 Advance Notice Limitation. The Company shall not deliver an Advance Notice if a shareholder meeting or corporate action, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of such Advance Notice and ending two Trading Days following the Closing of such Advance.

Section 7.18 Use of Proceeds; Subsidiary Guaranty.

(a)	Use of Proceeds. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any advances or loans to any executives, directors, or employees of the Company or any Subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of the Company or any Subsidiary whether or not such amounts are described on the balance sheets of the Company in any SEC Documents and any Subsidiary or described in any “Related Party Transactions” section of any SEC Documents; provided, however, the foregoing restriction shall not apply with respect to payment obligations arising under Existing Indebtedness in accordance with the terms of such Existing Indebtedness as of the Effective Date, and which payment obligations consist of either (a) regular interest payments in accordance with the terms of the 7% Notes or the Company’s 12% convertible notes due 2029 that constitute Existing Indebtedness (the “Regular Interest Payments”) or (b) amounts paid in accordance with the conditions set forth in section (i)(Y) of the definition of Permitted Indebtedness. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute, facilitate, or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating, directly or indirectly, any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is or whose government is, the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). The Company shall not without the prior written consent of the Investor loan, invest, transfer or “downstream” any cash proceeds, or assets or property acquired with cash proceeds from the issuance and sale of the Promissory Note to any Subsidiary.

(b)	Each Significant Subsidiary shall enter into a subsidiary guaranty with the Investor in the form of the Global Guaranty Agreement.

Section 7.19 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 7.20 Market Activities. Neither the Company, nor any Subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 7.21 Trading Information. Upon the Company’s request, the Investor agrees to provide the Company with trading reports setting forth the number and average sales prices of Common Shares sold by the Investor during the prior trading week.

Section 7.22 Selling Restrictions. Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 10.01 (the “Restricted Period”), none of the Investor any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, either for its own principal account or for the principal account of any other Restricted Person, solely to the extent such “short sale” establishes a net short position in the Common Shares. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) any Common Shares; (2) selling a number of Common Shares equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the transfer agent pursuant to this Agreement; or (3) selling a number of shares of Common Shares equal to the number of Common Shares that the Investor is entitled to receive, but has not yet received from the Company or the transfer agent, upon the completion of a pending conversion of the Promissory Note for which a valid Conversion Notice (as defined in the Promissory Note) has been submitted to the Company.

Section 7.23 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Without the consent of the Investor, the Company shall not have the right to assign or transfer any of its rights or provide any third party the right to bind or obligate the Company, to deliver Advance Notices or effect Advances hereunder.

Section 7.24 Non-Public Information. The Company covenants and agrees that, other than as expressly required by Section 7.10 hereof, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and the Investor agrees in writing to accept such material non-public information for review. Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentiality or be deemed to have agreed to maintain information in confidence, with respect to the delivery of any Advance Notices.

Section 7.25 No Frustration; No Variable Rate Transactions, Etc.

(a)	No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in respect of an Advance Notice.

(b)	No Variable Rate Transactions or Related Party Payments. During such time as the outstanding balance owed under the Promissory Note(s) that are then outstanding is more than $2,000,000, the Company shall not (A) repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt (other than Regular Interest Payments), and (B) effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Shares or any security which entitles the holder to acquire Common Shares (or a combination of units thereof) involving a Variable Rate Transaction, other than involving a Variable Rate Transaction with the Investor. Notwithstanding the foregoing: (A) prior to the effectiveness of the initial Registration Statement, the Company may use the White Lion Purchase Agreement, provided that the total gross proceeds of shares sold under the White Lion Purchase Agreement shall not exceed $4,000,000 (the “Base Amount”) in any 30-day period; provided however, if a Registration Event (as defined in the Promissory Notes) has occurred, than the Company may raise an additional gross proceeds in excess of the Base Amount in any such period if such additional proceeds are promptly used to make payments due under the Promissory Notes; and (B) following the effectiveness of the initial Registration Statement, the Company may use the White Lion Purchase Agreement at any time if either (x) the outstanding principal amount under the Promissory Note(s) that are then outstanding is less than $2,000,000 (in which case, for the avoidance of doubt, the Company may use the White Lion Purchase Agreement without limitation so long as the outstanding principal amount under the Promissory Note(s) remains less than $2,000,000); or (y) an Amortization Event has occurred and the obligation of the Company to make monthly prepayments under the Promissory Note has not ceased, and, in the case of this clause (y), the aggregate proceeds received by the Company from such offer and sale of shares pursuant to the White Lion Purchase Agreement are promptly used to pay the amounts outstanding under the Promissory Notes. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

(c)	During such time as the outstanding balance owed under the Promissory Note(s) that are then outstanding is more than $2,000,000, the Company shall not effect any reverse stock split or share consolidation.

(d)	During such time as the outstanding balance owed under the Promissory Note(s) that are then outstanding is more than $2,000,000, without the prior written consent of the Investor, neither the Company, nor any Subsidiary shall, directly or indirectly (i) enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness, other than Permitted Indebtedness, or (ii) enter into, create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, other than Permitted Liens.

Article VIII.
Non-Exclusive Agreement

Subject to Section 7.25 hereof, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article IX.
Choice of Law/Jurisdiction; Waiver of Jury Trial

Section 9.01 This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

Section 9.02 EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Article X. Termination

Section 10.01 Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earlier of (i) the 36-month anniversary of the Effective Date, provided that if any Promissory Notes are then outstanding, such termination shall be delayed until such date that all Promissory Note that were outstanding have been repaid, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Shares equal to the Commitment Amount.

(b)	The Company may terminate this Agreement effective upon five Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices under which Common Shares have yet to be issued, (ii) there is not an outstanding Promissory Note, and (iii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c)	Nothing in this Section 10.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement prior to the valid termination hereof, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement prior to the valid termination hereof. The indemnification provisions contained in Article VI shall survive the termination of this Agreement.

Article XI. Notices

Other than with respect to Advance Notices, which must be in writing delivered in accordance with Section 3.01 and will be deemed delivered on the day set forth in Section 3.01(b), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) 5 days after being sent by U.S. certified mail, return receipt requested, or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit C hereof) shall be:

If to the Company, to:	SunPower Inc. 1403 North 630 Street Orem, UT 84097 Attn: Nicolas Wenker, Chief Legal Officer E-mail: nick.wenker@sunpower.com

With copies (which shall not constitute notice or delivery of process) to:	Arnold & Porter Kaye Scholer LLP 250 W. 55th Street New York, NY 10019 Attn: Michael Penney E-mail: michael.penney@arnoldporter.com

If to the Investor:	YA II PN, Ltd. 1012 Springfield Avenue Mountainside, NJ 07092 Attn: Mark Angelo E-mail: mangelo@yorkvilleadvisors.com

With a copy (which shall not constitute notice or delivery of process) to:	David Fine, Esq. 1012 Springfield Avenue Mountainside, NJ 07092 E-mail: legal@yorkvilleadvisors.com or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, and recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of delivery in accordance with clause (i), (ii) or (iii) above, respectively.

Article XII. Miscellaneous

Section 12.01  Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid as originals and effective for all purposes of this Agreement.

Section 12.02  Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their respective Affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such right, power or remedy or any other right, power or remedy or to demand strict compliance with such obligations hereunder. No custom or practice of the parties at variance with the terms hereof shall constitute a waiver by any party of its right to exercise any right, power or remedy available to it hereunder or any other right, power or remedy or to demand strict compliance with the terms of this Agreement.

Section 12.03  Reporting Entity for Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.04  Commitment and Structuring Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company has paid the Investor or its designee a structuring and due diligence fee in the amount of $50,000, and within three days of the date hereof the Company shall issue to the Investor 175,000 Common Shares (the “Commitment Shares”) as a commitment fee. The Commitment Shares issuable hereunder shall be included on the initial Registration Statement.

Section 12.05  Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

SUNPOWER INC.

By:	/s/ Thurman J. Rodgers
Name:	Thurman J. Rodgers
Title:	Chief Executive Officer

INVESTOR:

YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matthew Beckman
Name:	Matthew Beckman
Title:	Manager

ANNEX I TO THE

STANDBY EQUITY PURCHASE AGREEMENT

DEFINITIONS

“Additional Shares” shall have the meaning set forth in Section 3.03.

“Adjusted Advance Amount” shall have the meaning set forth in Section 3.03.

“Advance” shall mean any issuance and sale of Advance Shares by the Company to the Investor pursuant to this Agreement.

“Advance Date” shall mean the first Trading Day after expiration of the applicable Pricing Period for each Advance.

“Advance Notice” shall mean a written notice in the form of Exhibit C attached hereto to the Investor executed by an officer of the Company and setting forth the number of Advance Shares that the Company desires to issue and sell to the Investor.

“Advance Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 3.01(b) of this Agreement) an Advance Notice to the Investor, subject to the terms of this Agreement.

“Advance Shares” shall mean the Common Shares that the Company shall issue and sell to the Investor pursuant to the terms of this Agreement.

“Affiliate” shall have the meaning set forth in Section 4.07.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Amortization Event” shall have the meaning set forth in the Promissory Note.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Black Out Period” shall have the meaning set forth in Section 7.04.

“Closing” shall have the meaning set forth in Section 3.05.

“Commitment Amount” shall mean $25,000,000 of Common Shares.

“Commitment Fee” shall have the meaning set forth in Section 12.04.

“Commitment Shares” shall have the meaning set forth in Section 12.04.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 10.01.

“Common Share Equivalents” shall mean any securities of the Company which entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Common Shares” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 6.02.

“Condition Satisfaction Date” shall have the meaning set forth in Annex III.

“Conversion Price” shall have the meaning set forth in the Promissory Note.

“Daily Traded Amount” shall mean the daily trading volume of the Company’s Common Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P.

“Effective Date” shall mean the date hereof.

“Environmental Laws” shall have the meaning set forth in Section 5.14.

“Event of Default” shall have the meaning set forth in the Promissory Note.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 3.02(c).

“Excluded Day” shall have the meaning set forth in Section 3.03.

“First Pre-Advance Closing” shall have the meaning set forth in Section 2.01.

“Fixed Price” shall have the meaning set forth in the Promissory Note.

“Floor Price” shall have the meaning set forth in each Promissory Note.

“Global Guaranty Agreement” shall mean the global guaranty agreement in the form attached hereto as Exhibit E.

“Hazardous Materials” shall have the meaning set forth in Section 5.14.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

“Indemnified Liabilities” shall have the meaning set forth in Section 6.01.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 6.01.

“Lien” shall mean any (i) mortgage, (ii) right of way, (iii) easement, (iv) encroachment, (v) restriction on use, (vi) servitude, (vii) pledge, (viii) lien, (ix) charge, (x) hypothecation, (xi) security interest, (xii) encumbrance, (xiii) adverse right, interest or claim, (xiv) community or other marital property interest, (xv) condition, (xvi) equitable interest, (xvii) encumbrance, (xviii) license, (xix) covenant, (xx) title defect, (xxi) option, (xxii) right of first refusal or offer or similar restriction, (xxiii) voting right, (xxiv) transfer restriction, or (xxv) receipt of income or exercise of any other attribute of ownership.

“Market Price” shall mean an Option 1 Market Price or Option 2 Market Price, as applicable.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Agreement” means any agreement that is required to be filed as a material contract by the Company pursuant to Item 601 of Regulation S-K (or any successor provision).

“Material Outside Event” shall have the meaning set forth in Section 7.10.

“Maximum Advance Amount” means an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount during the five consecutive Trading Day immediately preceding an Advance Notice, and amount shall not exceed the limitations set forth in Section 3.02 of this Agreement.

“Minimum Acceptable Price” shall mean the minimum price notified by the Company to the Investor in each Advance Notice, if applicable.

“OFAC” shall have the meaning set forth in Section 5.32.

“Option 1 Market Price” shall mean the VWAP of the Common Shares during the Option 1 Pricing Period.

“Option 2 Market Price” shall mean the lowest daily VWAP of the Common Shares during the Option 2 Pricing Period.

“Option 1 Pricing Period” shall mean the period on the applicable Advance Notice Date with respect to an Advance Notice selecting an Option 1 Pricing Period commencing upon at such time on such date that the Company receives written confirmation (which may be by e-mail) of receipt of such Advance Notice by the Investor, and which confirmation shall specify such commencement time, and ending on 4:00 p.m. New York City time on the same Trading Day (unless otherwise agreed by the Parties); provided, however, if the Company delivers the Advance Notice prior to the commencement of trading on the Principal Market, the Option 1 Price Period shall commence at the opening time of trading on the Principal Market on such date.

“Option 2 Pricing Period” shall mean the three consecutive Trading Days commencing on the Advance Notice Date.

“Ownership Limitation” shall have the meaning set forth in Section 3.02(a).

“Party” shall have the meaning set forth in the preamble of this Agreement.

“Permitted Indebtedness” shall mean: (i) indebtedness in respect of the Promissory Notes; (ii) Indebtedness existing or contemplated as of the date of this Agreement and described in the Disclosure Letter (“Existing Indebtedness”) and any refinancing, exchange, renewal, or extension of such Existing Indebtedness; provided, however, that (X) (A) the principal amount of such refinancing, exchange, renewal, or extension does not exceed the 100% of principal amount of the Existing Indebtedness outstanding as of the date of this Agreement (plus any accrued and unpaid interest and reasonable and documented fees and expenses incurred in connection therewith), except with respect to the Company’s 7.00% convertible senior notes due 2029 issued by the Company pursuant to the Indenture, dated as of September 16, 2024, between the Company and U.S. Bank Trust Company, National Association (the “7% Notes”) in which the principal amount of the 7% Notes may be increased by up to $22.225 million in connection with the additional issuance of 7% Notes pursuant to options held by the existing holders of such 7% Notes, (B) such refinancing, exchange, renewal, or extension does not result in an earlier maturity date or increased amortization prior to the maturity date of the Existing Indebtedness being refinanced, renewed, or extended, (C) such refinancing, exchange, renewal, or extension is not secured by any assets other than those securing the Existing Indebtedness as of the date of this Agreement, (D) the obligors in respect of such refinancing, exchange, extension, renewal, or extension are not changed from those of the Existing Indebtedness as of the date of this Agreement and (E) the terms of such refinancing, exchange, renewal, or extension are no more restrictive, taken as a whole, than the terms of the Existing Indebtedness as in effect as of the date of this Agreement, as determined in the good faith judgment of the Company; and (Y) as a condition to the payment in cash of any Existing Indebtedness relating to the Sunder Seller Note (as defined in the Disclosure Letter), either (A) the Company shall have pro forma cash balances (after taking into account of such payments relating to the Sunder Seller Note) of at least $10,000,000 immediately following such payments, as reasonably documented in writing by the Company and provided to the Investor, or (B) the outstanding balance owed under the Promissory Notes that are outstanding at the time of any such payment shall be less than $2,000,000; (iii) indebtedness (A) the repayment of which has been subordinated to the payment of the Promissory Notes on terms and conditions acceptable to the Investor, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of the Promissory Note; and (C) which is not secured by any assets; (iv) Indebtedness incurred pursuant to one or more receivables financing, factoring or accounts receivable securitization facilities (collectively, “Receivables Financing”) that (A) is incurred for bona fide working capital purposes, (B) is non-recourse to the Company and its Subsidiaries other than with respect to customary representations, warranties, covenants and indemnities relating to the transferred receivables, (C) is secured only by the accounts receivable and related assets subject to such Receivables Financing and proceeds thereof, (D) does not at any time have an aggregate outstanding principal or face amount in excess of $20,000,000, and (E) does not contain any financial covenants or negative covenants that are more restrictive, taken as a whole, than those set forth in the Transaction Documents, and in any event shall not include any covenants that restrict the ability of the Company or any Subsidiary to perform its obligations under the Transaction Documents; and (iv) any Indebtedness (other than the indebtedness set out in (i) – (iii) above) incurred after the date hereof, provided that such Indebtedness in the aggregate does not exceed $1,000,000 at any given time.

“Permitted Liens” shall mean (i) any security interest granted to the Investor, (ii) inchoate Liens for taxes, assessments or governmental charges or levies (A) not yet due, as to which the grace period, if any, related thereto has not yet expired, or (B) being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (iii) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (iv) licenses, sublicenses, leases or subleases granted to other persons not materially interfering with the conduct of the business of the Company or any Subsidiary; (v) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (vi) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (vii) Liens incurred in connection with any Receivables Financing permitted under clause (iii) of the definition of “Permitted Indebtedness;” and (viii) Liens either (X) existing on the Effective Date with respect to Existing Indebtedness permitted under clause (i) of the definition of “Permitted Indebtedness” or (Y) otherwise specifically disclosed in the Disclosure Letter.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

“Pre-Advance Closing” shall have the meaning set forth in Section 2.01.

“Pre-Paid Advance” shall mean have the meaning set forth in Section 2.01.

“Pricing Period” shall mean the Option 1 Pricing Period or Option 2 Pricing Period, as applicable.

“Principal Market” shall mean the Nasdaq Stock Market; provided, however, that in the event the Common Shares are ever listed or traded on the New York Stock Exchange or the NYSE American, the “Principal Market” shall mean such other market or exchange on which the Common Shares are then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Common Shares.

“Promissory Note” shall have the meaning set forth in Section 2.01.

“Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement, including documents incorporated by reference therein.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including documents incorporated by reference therein.

“Purchase Price” shall mean the price per Advance Share obtained by multiplying the Market Price by (i) 96% in respect of an Advance Notice with an Option 1 Pricing Period or (ii) 97% in respect of an Advance Notice with an Option 2 Pricing Period.

“Registration Limitation” shall have the meaning set forth in Section 3.02(b).

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Sanctions” shall have the meaning set forth in Section 5.32.

“Sanctioned Countries” shall have the meaning set forth in Section 5.32.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 5.06.

“Second Pre-Advance Closing” shall have the meaning set forth in Section 2.01.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Settlement Document” in respect of an Advance Notice delivered by the Company, shall mean a settlement document in the form set out on Exhibit D.

“Shares” shall mean the Commitment Shares and the Common Shares to be issued from time to time hereunder pursuant to an Advance.

“Significant Subsidiary” shall have the meaning set forth in Item 210 of Regulation S-X (or any successor provision).

“Solvent” shall mean, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiaries” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, any Promissory Notes issued by the Company hereunder, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any Common Shares or Common Share Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of Common Shares or Common Share Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet,” “share ratchet,” “price ratchet,” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) enters into, or effects a transaction under, any agreement, including but not limited to an “equity line of credit” or other continuous offering or similar offering of Common Shares or Common Share Equivalents, (iii) issues or sells any Common Shares or Common Share Equivalents (or any combination thereof) at an implied discount (taking into account all the securities issuable in such offering) to the market price of the Common Shares at the time of the offering in excess of 30% or (iv) enters into or effects any forward purchase agreement, equity pre-paid forward transaction or other similar offering of securities where the purchaser of securities of the Company receives an upfront or periodic payment of all, or a portion of, the value of the securities so purchased, and the Company receives proceeds from such purchaser based on a price or value that varies with the trading prices of the Common Shares.

“Volume Threshold” shall mean a number of Common Shares equal to the quotient of (a) the number of Advance Shares requested by the Company in an Advance Notice divided by (b) 0.30.

“VWAP” shall mean for any Trading Day or specified period, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market during regular trading hours, or such specified period, as reported by Bloomberg L.P through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

ANNEX II TO THE

STANDBY EQUITY PURCHASE AGREEMENT

CONDITIONS PRECEDENT TO THE INVESTOR’S OBLIGATION TO FUND A PRE-PAID ADVANCE

The obligation of the Investor to advance to the Company a particular tranche of the Pre-Paid Advance hereunder at each Pre-Advance Closing is subject to the satisfaction, as of the date of such Pre-Advance Closing, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice signed by the Investor thereof:

(a)	The Company shall have duly executed and delivered to the Investor each of the Transaction Documents to which it is a party, and the Company shall have duly executed and delivered to the Investor a Promissory Note with a principal amount corresponding to the amount of the applicable amount and tranche of the Pre-Paid Advance (before any deductions made thereto).

(b)	Each Significant Subsidiary shall have duly executed and delivered to the Investor the Global Guaranty Agreement.

(c)	The Company shall have delivered to the Investor a compliance certificate executed by the chief executive officer of the Company certifying that Company has complied with all of the conditions precedent to the Pre-Advance Closing set forth herein and which may be relied upon by the Investor as evidence of satisfaction of such conditions without any obligation to independently verify.

(d)	The Investor shall have received an opinion of counsel to the Company, dated on or before the Pre-Advance Closing Date, in form and substance reasonably acceptable to the Investor.

(e)	The Investor shall have received a closing statement in a form to be agreed by the parties, duly executed by an officer of the Company, setting forth wire transfer instructions of the Company for the payment of the amount of the applicable amount and tranche of the Pre-Paid Advance, the amount to be paid by the Investor, which shall be the full principal amount of such tranche of the Pre-Paid Advance less a 10% discount and any other deductions that may be agreed by the parties.

(f)	The Company shall have delivered to the Investor certified copies of its and each of its Subsidiaries’ charter or certificate of formation, bylaws or operating agreement and any other material organizational documents.

(g)	The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company as a corporation in the State of Delaware as of a date within ten (10) days of the applicable Pre-Advance Closing.

(h)	(I) The board of directors of the Company has approved the transactions contemplated by the Transaction Documents, (II) said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof, and (III) a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

(i)	Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the date of the Pre-Advance Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to the applicable Pre-Advance Closing.

(j)	No Suspension of Trading in or Delisting of Common Shares. (I) Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, (II) the Company shall not have received any notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated, nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, and (III) the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated.

(k)	The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Common Shares.

(l)	No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(m)	Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect, or an Event of Default.

(n)	(I) No material breach of this Agreement or any Transaction Document shall have occurred, (II) no Event of Default shall have occurred (assuming that the applicable Promissory Note had been outstanding as of each Pre-Advance Closing), and (III) no event has occurred and no condition exists that with the passage of time or the giving of notice, or both, would constitute a material breach of this Agreement or any Transaction Document or an Event of Default (assuming that the applicable Promissory note had been outstanding as of each Pre-Advance Closing).

(o)	The Company shall have notified the Principal Market of the issuance of all of the Shares hereunder and the maximum number of Common Shares issuable pursuant to the Promissory Note to be issued at the Pre-Advance Closing.

(p)	The Company and its Subsidiaries shall have delivered to the Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

(q)	The Company shall have complied with the requirements set forth in Section 6.6 of the White Lion Purchase Agreement prior to entering into this Agreement.

(r)	The Company shall have delivered to the Investor an agreement executed by the holders of the Sunder Sellers Note confirming the deferral of any cash payments that that may come due under such note unless such payments are made in accordance with paragraph (Y) of the definition of Permitted Indebtedness as set forth herein, and such agreement shall remain in full force and effect as of each Pre-Advance Closing Date.

(s)	Solely with respect to the Second Pre-Advance Closing, (i) the initial Registration Statement shall have been filed in accordance with the provisions set forth in the Registration Rights Agreement and shall have been declared effective on or before February 14, 2026, (ii) during the period beginning on the date hereof and ending upon the occurrence of the Second Closing (the “Pre-Closing Period”), the Company shall not have made any related party payments of a nature described in the first clause (A) of Section 7.25(b), (iii) during the Pre-Closing Period, the Company shall not have incurred any Indebtedness of a nature described in part (i) or (ii) of Section 7.25(d), and (iv) during the Pre-Closing Period the Company shall not have made any payments in respect of the Sunder Seller Note.

ANNEX III TO THE

STANDBY EQUITY PURCHASE AGREEMENT

CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER AN ADVANCE NOTICE

The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance are subject to the satisfaction or waiver (by the Investor pursuant to prior written notice signed by the Investor to the Company thereof), on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Advance Notice Date, except to the extent such representations and warranties are as of another date, such representations and warranties shall be true and correct as of such other date.

(b)	Issuance of Commitment Shares. The Company shall have issued the Commitment Shares to an account designated by the Investor, in accordance with Section 12.04.

(c)	Registration of the Common Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Common Shares issuable pursuant to such Advance Notice. The Current Report shall have been filed with the SEC, and the Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(d)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Common Shares issuable pursuant to such Advance Notice or shall have the availability of exemptions therefrom. The sale and issuance of such Common Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(e)	Board. (I) The board of directors of the Company has approved the transactions contemplated by the Transaction Documents, (II) said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof, and (III) a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

(f)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(g)	Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(h)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or materially and adversely affects any of the transactions contemplated by the Transaction Documents.

(i)	No Suspension of Trading in or Delisting of Common Shares. (I) Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, (II) the Company shall not have received any notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated, nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, and (III) the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated.

(j)	Authorized. All of the Common Shares issuable pursuant to the applicable Advance Notice shall have been duly authorized by all necessary corporate action of the Company. All Common Shares relating to all prior Advance Notices required to have been received by the Investor under this Agreement shall have been delivered to the Investor in accordance with this Agreement.

(k)	Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

EXHIBIT A

REGISTRATION RIGHTS AGREMEENT

See attached.

EXHIBIT B

CONVERTIBLE PROMISSORY NOTE

See attached.

EXHIBIT C
ADVANCE NOTICE

Dated: ______________	Advance Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of Common Shares of SUNPOWER INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Purchase Agreement, dated as of [____________] (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1. The undersigned is the duly elected ______________ of the Company.

2. There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3. The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in the Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4. The number of Advance Shares the Company is requesting is _____________________.

5. The Pricing Period for this Advance shall be an [Option 1 Pricing Period]/[Option 2 Pricing Period].

6. (For an Option 1 Pricing Period Add:) The Volume Threshold for this Advance shall be _________. (For an Option 2 Pricing Period Add:) The Minimum Acceptable Price with respect to this Advance Notice is ____________ (if left blank then no Minimum Acceptable Price will be applicable to this Advance).

7. The number of Common Shares of the Company outstanding as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date first set forth above.

SUNPOWER INC.

By:
Name:
Title:

Please deliver this Advance Notice by email to:

Email: Trading@yorkvilleadvisors.com

Attention: Trading Department and Compliance Officer

Confirmation Telephone Number: (201) 985-8300.

EXHIBIT D

SETTLEMENT DOCUMENT

VIA EMAIL

SUNPOWER INC.

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice Date of:
1.a.	Number of Common Shares requested in the Advance Notice
1.b.	Volume Threshold (Number of Common Shares in (1) divided by 0.30)
1.c.	Number of Common Shares traded during Pricing Period
2.	Minimum Acceptable Price for this Advance (if any)
3.	Number of Excluded Days (if any)
4.	Adjusted Advance Amount (if applicable) (including pursuant to Volume Threshold adjustment)
5.	Option [1] / [2] Market Price
6.	Purchase Price per share
7.	Number of Advance Shares due to the Investor
8.	Total Purchase Price due to Company (row 6 x row 7)

If there were any Excluded Days then add the following

9.	Number of Additional Shares to be issued to the Investor
10.	Additional amount to be paid to the Company by the Investor (Additional Shares in row 9 x Minimum Acceptable Price x 97%)
11.	Total Amount to be paid to the Company (Purchase Price in row 8 + additional amount in row 10)
12.	Total Advance Shares to be issued to the Investor (Advance Shares due to the Investor in row 7 + Additional Shares in row 9)

Please issue the number of Advance Shares due to the Investor to the account of the Investor as follows:

Investor’s DTC participant #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

Contact person:

Number and/or email:

Sincerely,

YA II PN, LTD.

Agreed and approved by:

SUNPOWER INC.

By:
Name:
Title:

EXHIBIT E

FORM OF GLOBAL GUARANTY AGREEMENT

See attached.

Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

SUNPOWER INC.

Convertible Promissory Note

Original Principal Amount: $1,900,000

Issuance Date: January 27, 2026

Number: SPWR-1

FOR VALUE RECEIVED, SUNPOWER INC., an entity organized under the laws of the State of Delaware (the “Company”), hereby promises to pay to the order of YA II PN, LTD., or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (or such lesser amount as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal”) and the Payment Premium, as applicable, in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section (12). The Issuance Date is the date of the first issuance of this Convertible Promissory Note (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, this “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note. The Company and the Holder are referred to herein at times, collectively, as the “Parties,” and each, a “Party.”

This Note is being issued pursuant to Section 2.01 of the Standby Equity Purchase Agreement, dated January 27, 2026 (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “SEPA”), by and between the Company and YA II PN, Ltd., as the Investor. The Holder has the option of converting on one or more occasions all or part of the then outstanding balance under this Note by delivering to the Company one or more Conversion Notices in accordance with Section 3 of this Note.

(1) GENERAL TERMS

(a) Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The "Maturity Date" shall be January 27, 2027, as may be extended at the option of the Holder. Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

(b) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 0% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% upon the occurrence of an Event of Default (for so long as such event remains uncured). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(c) Monthly Payments. If, any time after the Issuance Date set forth above, and from time to time thereafter, an Amortization Event has occurred, then the Company shall make monthly cash payments beginning on the 7th Trading Day after the Amortization Event Date and continuing on the same day of each successive Calendar Month until the entire outstanding principal amount of this Note shall have been repaid, or the obligation of the Company to make monthly cash payments pursuant to this Section 1(c) has ceased as set forth below. Each monthly cash payment from and after the Amortization Event shall be in an amount equal to the sum of (i) $2,500,000 of Principal in the aggregate among this Note and all Other Notes (or the outstanding Principal if less than such amount) (the “Amortization Principal Amount”), plus (ii) the Payment Premium in respect of such Amortization Principal Amount, plus (iii) all accrued and unpaid interest hereunder as of each payment date. The obligation of the Company to make monthly cash payments related to an Amortization Event pursuant to this Section (1)(c) shall cease (with respect to any payment that has not yet come due) if at any time after the Amortization Event Date (A) in the event of a Floor Price Event, on the date that is the 10th consecutive Trading Day that the daily VWAP is greater than the Floor Price then in effect, or (B) in the event of an Exchange Cap Event, the date the Company has obtained stockholder approval to increase the number of Common Shares under the Exchange Cap and/or the Exchange Cap no longer applies, or (C) in the event of a Registration Event, the condition or event causing the Registration Event has been cured or the Holder is able to resell the Common Shares issuable upon conversion of this Note in accordance with Rule 144 under the Securities Act, unless a subsequent Amortization Event occurs.

(d) Optional Redemption. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Note as described in this Section; provided, that the Company provides the Holder with written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption, which Redemption Notice (i) shall be delivered to the Holder after the close of regular trading hours on a Trading Day, and (ii) may only be given if the VWAP of the Common Shares was less than the Fixed Price on the date such Redemption Notice is delivered, unless otherwise agreed by the Holder. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Note to be redeemed and the Redemption Amount. The “Redemption Amount” shall be an amount equal to (a) the outstanding Principal balance being redeemed by the Company plus (b) the Payment Premium in respect of such Principal amount plus (c) all accrued and unpaid interest hereunder as of the date of such redemption. After receipt of a Redemption Notice, the Holder shall have five (5) Trading Days (beginning with the Trading Day immediately following the date such Redemption Notice is delivered to the Holder in accordance with this term of this Section 1(d)) to elect to convert all or any portion of this Note. On the sixth (6th) Trading Day following the delivery of the applicable Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed to the extent not converted and otherwise after giving effect to conversions or other payments made during such five (5) Trading Day period. Other than as specifically set forth in this Note, the Company shall not have the ability to make any early repayments without the consent of or at the request of the Holder.

(e) Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred:

(i) The Company's failure to pay to the Holder any amount of Principal, Redemption Amount, Payment Premium, Interest, or other amounts when and as due under this Note or any other Transaction Document within five (5) Business Days after such payment is due;

(ii) (A) The Company or any Significant Subsidiary of the Company shall commence, or there shall be commenced against the Company or any Significant Subsidiary of the Company any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Significant Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect relating to the Company or any Subsidiary of the Company, in any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; (B) the Company or any Significant Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; (C) the Company or any Significant Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; (D) the Company or any Significant Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; (E) the Company or any Significant Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (F) the Company or any Significant Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; (G) the Company or any Significant Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (H) any corporate or other action is taken by the Company or any Significant Subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) The Company or any Subsidiary of the Company shall default, in any of its obligations under any note, debenture, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary of the Company in an amount exceeding $1,000,000, whether such indebtedness now exists or shall hereafter be created, and such default is not cured within the time prescribed by the documents governing such indebtedness or if no time is prescribed, within ten (10) Business Days, and as a result, such indebtedness becomes or is declared due and payable;

(iv) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(v) The Common Shares shall cease to be quoted or listed for trading, as applicable, on any Principal Market for a period of ten (10) consecutive Trading Days;

(vi)   The Company or any Subsidiary of the Company shall be a party to any Change of Control Transaction unless in connection with such Change of Control Transaction this Note is retired;

(vii) The Company’s (A) failure to deliver the required number of Common Shares to the Holder within two (2) Trading Days after the applicable Share Delivery Date (and which failure is not a result of any action or inaction on the part of the Holder) or (B) notice, written or oral, to any holder of this Note, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of all or a portion of this Note into Common Shares that is tendered in accordance with the provisions of this Note;

(viii) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined below) within five (5) Business Days after such payment is due;

(ix)   The Company’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act;

(x) Any representation or warranty made or deemed to be made by or on behalf of the Company in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(xi)   (A) Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; (B) the Company or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or (C) the Company denies in writing that it has any further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in accordance with the relevant termination provisions) or rescind any Transaction Document;

(xii) The Company uses the proceeds of the issuance of this Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; or

(xiii) Any Event of Default (as defined in the Other Notes or in any Transaction Document other than this Note) occurs with respect to any Other Notes; or

(xiv)   The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be otherwise covered by Sections (2)(a)(i) through (2)(a)(xiii) hereof) or any other Transaction Document, which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days.

(b) During the time that any portion of this Note is outstanding, if any Event of Default has occurred (other than an event with respect to the Company described in Section (2)(a)(ii)), the full unpaid Principal amount of this Note, together with the Payment Premium in respect of such Principal Amount that was due and payable on the date of the Event of Default and all interest and other amounts owing in respect of this Note to the date of acceleration, shall become, at the Holder's election given by notice pursuant to Section (5), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (2)(a)(ii), the full unpaid Principal amount of this Note, together with the Payment Premium in respect of such Principal Amount that was due and payable on the date of the Event of Default and all accrued and unpaid interest and other amounts owing in respect of this Note to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert, on one or more occasions all or part of the Note in accordance with Section (3) (and subject to the limitations set out in Section (3)(c)(i) and Section (3)(c)(ii)) at any time after an Event of Default has occurred and is continuing until all amounts outstanding under this Note have been repaid in full. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3) CONVERSION OF NOTE. This Note shall be convertible into Common Shares, on the terms and conditions set forth in this Section (3).

(a) Conversion Right. Subject to the limitations of Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable Common Shares in accordance with Section (3)(b), at the Conversion Price. The number of Common Shares issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a Common Share upon any conversion. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Shares upon conversion of any Conversion Amount.

(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into Common Shares on any date (a "Conversion Date"), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section (3)(b)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (X) if legends are not required to be placed on certificates or the book-entry position of the Common Shares and provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, instruct such transfer agent to credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate or book-entry position, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares upon the transmission of a Conversion Notice.

(ii) Company's Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Date to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of Common Shares to which the Holder is entitled upon such Holder's conversion of any Conversion Amount (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares to which the Holder is entitled with respect to such Conversion Notice and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares multiplied by (B) the Closing Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) Limitations on Conversions.

(i) Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of Common Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Common Shares in excess of 4.99% of the then outstanding Common Shares without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(ii) Principal Market Limitation. Notwithstanding anything in this Note to the contrary, the Company shall not issue any Common Shares upon conversion of this Note, or otherwise, if the issuance of such Common Shares, together with any Common Shares issued in connection the SEPA, issuable upon conversion of any Other Notes, and issuable in connection with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number Common Shares that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of The Nasdaq Stock Market LLC (“Nasdaq”) and shall be referred to as the “Exchange Cap,” except that such limitation shall not apply if the Company’s stockholders have approved such issuances on such terms in excess of the Exchange Cap in accordance with the rules and regulations of Nasdaq. For the avoidance of doubt, the Exchange Cap applicable under this clause (ii) equals 22,381,878 Common Shares, as specified in Section 3.02(c) of the SEPA.

(d) Other Provisions.

(i) All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii) So long as this Note or any Other Notes remain outstanding, the Company shall have reserved from its duly authorized share capital, and shall have instructed the Transfer Agent to irrevocably reserve, the maximum number of Common Shares issuable upon conversion of this Note and the Other Notes (assuming for purposes hereof that (x) this Note and such Other Notes are convertible at the Floor Price as of the date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Note or Other Notes set forth herein or therein (the “Required Reserve Amount”)), provided that at no time shall the number of Common Shares reserved pursuant to this Section (3)(d)(ii) be reduced other than pursuant to the conversion of this Note and the Other Notes in accordance with their terms, and/or cancellation, or reverse stock split. If at any time while this Note or any Other Notes remain outstanding, the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy the obligation to reserve for the issuance the Required Reserve Amount, the Company will promptly take all corporate action necessary to propose to a meeting of its shareholders an increase of its authorized share capital necessary to meet the Company's obligations pursuant to this Note, and cause its board of directors to recommend to the shareholders that they approve such proposal. If at any time the number of Common Shares that remain available for issuance under the Exchange Cap is less than 100% of the maximum number of shares issuable upon conversion of all the Notes and Other Notes then outstanding (assuming for purposes hereof that (x) the Notes are convertible at the Conversion Price then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Note, other than the Floor Price then in effect but solely with respect to the Variable Price), the Company will use commercially reasonable efforts to promptly call and hold a shareholder meeting for the purpose of seeking the approval of its shareholders as required by the applicable rules of the Principal Market, for issuances of shares in excess of the Exchange Cap. The Company covenants that, upon issuance in accordance with conversion of this Note in accordance with its terms, the Common Shares, when issued, will be validly issued, fully paid and nonassessable.

(iii) Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing Common Shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iv) Legal Opinions. Subject in all cases to the availability and effectiveness of the Registration Statement or the Company’s and Holder’s compliance with the applicable provisions of Rule 144, the Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal for this Note or the Underlying Shares issued upon conversion of this Note upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof; provided, however, (x) if such legend removal is sought under Rule 144, the Company’s obligation under this clause (iv) shall only apply if such legend removal is sought by the Holder in connection with Holder’s sale or transfer of the Note or the Underlying Shares in accordance with Rule 144, and (y) the Company’s obligations under this clause (iv) are subject to the Holder timely providing such certificates and letters of representation that are reasonably required and customary under the circumstances for such legend removal. To the extent that a legal opinion is not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the Company agrees to reimburse the Holder for all reasonable costs actually incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with the sale or transfer of the Underlying Common Shares. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

(e) Adjustment of Conversion Price upon Subdivision or Combination of Common Shares. If the Company, at any time while this Note is outstanding, shall (i) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Shares or any other equity or equity equivalent securities payable in Common Shares, (ii) subdivide outstanding Common Shares into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issue by reclassification of Common Shares any shares of capital stock of the Company, then each of the Fixed Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective, in the case of a dividend distribution, immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or, in the case of a subdivision, combination or re-classification, and shall become effective immediately after the effective date of such subdivision, combination or re-classification.

(f) Adjustment of Conversion Price upon Issuance of Common Stock. If the Company, at any time while this Note is outstanding, issues or sells any Common Shares or Convertible Securities (other than Excluded Securities and any shares issued or sold by the Company in connection with any Excluded Securities), for a consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Fixed Price then in effect shall be reduced to an amount equal to the New Issuance Price. For the purposes hereof, if the Company in any manner issues or sells any Convertible Securities (other than Excluded Securities and any shares issued or sold by the Company in connection with any Excluded Securities) and the lowest price per share for which one Common Share is issuable upon such conversion or exchange or exercise of such Convertible Securities issued or sold by the Company is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Share upon conversion or exchange or exercise of such Convertible Securities.

(g) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a "Corporate Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder's option, (i) in addition to the Common Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Common Shares had such Common Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Common Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Common Shares) at a conversion rate for such consideration commensurate with the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(h) Whenever the Conversion Price is adjusted pursuant to Section (3) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(i)    In case of any (1) merger or consolidation of the Company or any Subsidiary of the Company with or into another Person, or (2) sale by the Company or any Subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section (2)(a)(xiii), (B) convert the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Shares following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Shares into which such aggregate Principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Note with a Principal amount equal to the aggregate Principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Note was issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each Common Shares would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(4) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (4)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section (4)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and substance and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (4)(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (4)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section (4)(a) or Section (4)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Note(s) issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of such new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(5) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter or electronic mail (“e-mail”) and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, as applicable or (iii) receipt, when sent by e-mail, and, in each case of the foregoing clauses (i), (ii) and (iii), properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	SunPower Inc.
1403 North 630 Street Orem, UT 84097
Attn: Nicolas Wenker, Chief Legal Officer
Email: nick.wenker@sunpower.com

With copies (which shall not constitute notice or delivery of process) to:	Arnold & Porter Kaye Scholer LLP 250 W. 55th Street New York, NY 10019 Attn: Michael Penney E-mail: michael.penney@arnoldporter.com

If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Email: Legal@yorkvilleadvisors.com

or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party in accordance with this Section at least three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) electronically generated by the sender's email service provider containing the time, date, recipient email address or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt from a nationally recognized overnight delivery service or receipt by e-mail in accordance with clause (i), (ii) or (iii) above, respectively.

(6) Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, and interest and other charges (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause each of its Subsidiaries not to, without the consent of the Holder,enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its obligations under the this Note, including, without limitation, the obligation of the Company to make cash payments hereunder.

(7) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Common Shares in accordance with the terms hereof.

(8) CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a) Governing Law. This Note and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction selected by the Holder. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv)   The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by e-mail or the mailing of copies thereof by registered or certified mail postage prepaid, to it at the e-mail address or physical address, as applicable, provided for notices in this Note, such service to become effective thirty (30) days after the date of such e-mail or mailing, as applicable. The Company and the Holder each irrevocably waive any defense it may have on the grounds of insufficient or improper service with respect to service of process effected in accordance with this Section (8)(b)(iv).

(v) Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c)   THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(9) If the Company fails to strictly comply with the terms of this Note, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(10)   Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. No provision of this Note may be waived or amended other than by a written agreement signed by the parties to this Agreement.

(11)   If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.

(12)   CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Amortization Event” shall mean (i) the daily VWAP is less than the Floor Price then in effect for five Trading Days during a period of seven consecutive Trading Days (a “Floor Price Event”), (ii) the Company has issued to the Investor, pursuant to the transactions contemplated in this Note, the Other Notes and the SEPA, a number of Common Shares in excess of 99% of the Common Shares available under the Exchange Cap as specified in the SEPA (an “Exchange Cap Event”), or (iii) any time after February 14, 2026, the Investor is unable to utilize a Registration Statement to resell Underlying Shares (a “Registration Event”) (the first day of each such occurrence, an “Amortization Event Date”).

(b) “Amortization Principal Amount” shall have the meaning set forth in Section (1)(c).

(c) “Applicable Price” shall have the meaning set forth in Section (3)(f).

(a) “Approved Stock Plan” means any employee benefit plan or any share incentive plan (including, without limitation, Nasdaq equity inducement grants or inducement plans) which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director, consultant or other eligible participant under any such plans, in each case for services provided to the Company.

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(d) “Buy-In” shall have the meaning set forth in Section (3)(b)(ii).

(e) “Buy-In Price” shall have the meaning set forth in Section (3)(b)(ii).

(f)   “Calendar Month” means one of the twelve months of the year.

(g) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any Subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control Transaction under this provision.

(h) “Closing Price” means the price per share in the last reported trade of the Common Shares on a Principal Market or on the exchange which the Common Shares are then listed as quoted by Bloomberg.

(i)    “Commission” means the Securities and Exchange Commission.

(j)    “Common Shares” means the shares of common stock, par value $0.0001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(k) “Conversion Amount” means the portion of the Principal, Interest, or other amounts outstanding under this Note to be converted, redeemed or otherwise with respect to which this determination is being made.

(l)    “Conversion Date” shall have the meaning set forth in Section (3)(b)(i).

(m)   “Conversion Failure” shall have the meaning set forth in Section (3)(b)(ii).

(n) “Conversion Notice” shall have the meaning set forth in Section (3)(b)(i).

(o) “Conversion Price” means, as of any Conversion Date or other date of determination the lower of (i) $2.4050 per Common Share (the “Fixed Price”), or (ii) 93% of the lowest daily VWAP during the 5 consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price then in effect. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Note.

(p) “Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for Common Shares, including, without limitation, forward purchase contracts, convertible notes, simple agreements for future equity, and warrants.

(q) “Dilutive Issuance” shall have the meaning set forth in Section (3)(f).

(r)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)   “Excluded Securities” means any Common Shares issued or issuable or deemed to be issued by the Company: (i) under any Approved Stock Plan, (ii) upon issuance of any Common Shares pursuant to the SEPA or the conversion of any securities issued pursuant to the SEPA (including Common Shares issued in connection with this Note and any of the Other Notes); (iii) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding or otherwise set forth on Schedule 1 hereto, on the day immediately preceding the date of the SEPA; provided, that such issuance of Common Shares upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities as such terms are in effect on such date and the terms of such Options or Convertible Securities are not amended, modified or changed on or after such date, (iv) upon a stock split, reverse stock split, distribution of bonus shares, combination or other recapitalization events; (v) pursuant to the membership interest purchase agreements listed on Schedule 1; and (vi) pursuant to acquisitions, divestitures, licenses, partnerships, collaborations, joint ventures, or other strategic acquisitions approved by the Board of Directors of the Company (an “Approved Transaction”), provided that such Approved Transaction shall only involve an acquisition, divestiture, license, partnership, collaboration, joint venture or other strategic transaction involving an operating company or asset(s) of a business, in either case, that is complimentary with the business of the Company and its Subsidiaries, and where such issuance of Common Shares in the Approved Transaction is not primarily for the purpose of raising capital (the foregoing, “Qualifying Approved Transactions”).

(t) “Floor Price” solely with respect to the Variable Price, shall mean $0.3820 per Common Share.

(u) “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares is effectively converted into or exchanged for other securities, cash or property.

(v) “New Issuance Price” shall have the meaning set forth in Section (3)(f).

(w)   “Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(x) “Other Notes” means any other notes issued pursuant to the SEPA and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of this Note or any Other Notes.

(y) “Payment Premium” means 7% of the Principal Amount being paid.

(z) “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 10-K), quarterly reports (on Form 10-Q), and current reports (on Form 8-K), for so long as any amounts are outstanding under this Note or any Other Note.

(aa) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(bb)   “Principal Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

(cc) “Registration Rights Agreement” means the registration rights agreement entered into between the Company and the Holder on the date hereof.

(dd)   “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(ee) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ff) “Share Delivery Date” shall have the meaning set forth in Section (3)(b)(i).

(gg)   “Significant Subsidiary” shall have the meaning set forth in Item 210 of Regulation S-X (or any successor provision). “Subsidiary” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

(hh)   “Trading Day” means a day on which the Common Shares are quoted or traded on a Principal Market on which the Common Shares are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted, then Trading Day shall mean a Business Day.

(ii) “Transaction Document” means this Note, the Other Notes, the SEPA, the Registration Rights Agreement and any and all other documents, agreements, instruments or other items executed or delivered in connection with this Note or any of the foregoing.

(jj) “Underlying Shares” means the Common Shares issuable upon conversion of this Note or as payment of interest in accordance with the terms hereof.

(kk)   “VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
SUNPOWER INC.

By:	/s/ Thurman J. Rodgers
Name:	Thurman J. Rodgers
Title:	Chief Executive Officer

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: SUNPOWER INC.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Note No. SPWR-[1][2] into Common Shares of SUNPOWER INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Principal Amount to be Converted:
Accrued Interest to be Converted:
Total Conversion Amount to be converted:
Fixed Price:
Variable Price:
Applicable Conversion Price:
Number of Common Shares to be issued:

Please issue the Common Shares in the following name and deliver them to the following account:
Issue to:
Broker DTC Participant Code:
Account Number:

Authorized Signature:
Name:
Title:

Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of January 27, 2026 is made by and between YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), and SUNPOWER INC., a company incorporated under the laws of the State of Delaware (the “Company”). The Investor and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company and the Investor have entered into that certain Standby Equity Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company may, from time to time, issue and sell to the Investor up to $25 million of newly issued shares of the Company’s shares of Common Stock, par value $0.0001 per share (the “Common Shares” and such Common Shares issued and sold to the Investor pursuant to the Purchase Agreement, the “SEPA Shares”);

WHEREAS, in connection with the Purchase Agreement, the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Investor, and the Investor has agreed to purchase up to $20,000,000 in aggregate principal amount of convertible promissory notes (the “Convertible Notes”), which shall be convertible into shares of the Company’s Common Stock (as converted, the “Conversion Shares”), and

WHEREAS, pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. DEFINITIONS.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Applicable Date” means the earlier to occur of (I) the first date on which the initial Registration Statement is declared effective by the SEC (and each Prospectus contained therein is available for use on such date) or (II) the first date on which all of the Registrable Securities are eligible to be resold by the Investor pursuant to Rule 144.

(b) “Business Day” shall mean any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City.

(c) “Effectiveness Deadline” means, with respect to the initial Registration Statement filed hereunder, the 45th calendar day following the filing thereof (or the 120th calendar day if the Company is informed by the SEC (as defined below) staff that the staff will review the Registration Statement), provided, however, in the event the Company is notified by the U.S. Securities and Exchange Commission (“SEC”) that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth Business Day following the date on which the Company is so notified if such date precedes the date required above.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e) “Filing Deadline” means, with respect to the initial Registration Statement required hereunder, the 21st calendar day following date hereof.

(f) “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(g) “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(h) “Registrable Securities” means all of (i) the Common Shares issuable upon conversion of the Convertible Notes, (ii) the Commitment Shares, (iii) the SEPA Shares, and (iv) any capital stock issued or issuable with respect to the Common Shares described in subsection (i), (ii), or (iii) above including, without limitation, (1) as a result of any stock split, stock dividend or other distribution, recapitalization or similar event or otherwise, and (2) shares of capital stock of the Company into which the Common Shares are converted or exchanged and shares of capital stock of a successor entity into which the Common Shares are converted or exchanged.

(i) “Registration Statement” means any registration statement of the Company filed pursuant to this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(j) “Required Registration Amount” means (i) with respect to the initial Registration Statement, at least 22,206,878 shares of Common Stock underlying the Convertible Notes, plus 175,000 Commitment Shares, and (ii) with respect to subsequent Registration Statements relating to Conversion Shares, such number of Common Shares as requested by the Investor not to exceed the 200% of the number of Common Shares issuable upon conversion of all Convertible Notes then outstanding (assuming for purposes hereof that (x) such Convertible Notes are convertible at the Conversion Price (as defined therein) in effect as of the date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Notes set forth therein), in each case subject to any cutback set forth in Section 2(e).

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(k) “Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

(l) “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

(m) “SEC” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

(n) “Securities Act” shall have the meaning set forth in the Recitals above.

2. REGISTRATION.

(a) Registration Period. The Company’s registration obligations set forth in this Section 2, including its obligations to file Registration Statements, obtain effectiveness of Registration Statements, and maintain the continuous effectiveness of any Registration Statement that has been declared effective, shall begin on the date hereof and continue until all the Registrable Securities subject to clauses (i) and (ii) of the definition of Registratble Securities have been sold or may be sold without any restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent (the “Registration Period”).

(b) Mandatory Registration with Respect to Conversion Shares. Subject to the terms and conditions of this Agreement, the Company shall (i) as soon as practicable, but in no case later than the Filing Deadline, prepare and file with the SEC an initial Registration Statement on Form S-3 (or, if the Company is not then eligible, on Form S-1) or any successor form thereto covering the resale by the Investor of the Required Registration Amount in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities (other than SEPA Shares) by the Investor under Rule 415 at then prevailing market prices (and not fixed prices). The Registration Statement shall contain “Selling Stockholders” and “Plan of Distribution” sections. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 am on the business day following the date of effectiveness, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a draft of the Registration Statement to the Investor for their review and comment, and the Investor shall promptly furnish (at least within 24 hours) the Company with any comments that the Investor or its representatives have with respect to such draft of the Registration Statement.

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(c) Sufficient Number of Shares Registered. If at any time all Registrable Securities (other than SEPA Shares) are not covered by a Registration Statement filed pursuant to Section 2(b) as a result of Section 2(e) or otherwise, the Company shall use its commercially reasonable efforts to file with the SEC one (1) or more additional Registration Statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case as soon as practicable (taking into account any position of the staff of the SEC with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the SEC and the rules and regulations of the SEC). The Company shall use its commercially reasonable efforts to cause each such new Registration Statement to become effective as soon as reasonably practicable following the filling thereof with the SEC.

(d) Obligations. During the Registration Period, the Company shall (i) promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the Prospectus used in connection with a Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, (ii) prepare and file with the SEC additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (iii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iv) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Investor true and complete copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information as to any Investor which has not executed a confidentiality agreement with the Company); and (v) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 2(c)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Exchange Act, the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(e) Reduction of Registrable Securities Included in a Registration Statement. Notwithstanding anything contained herein, in the event that the SEC requires the Company to reduce the number of Registrable Securities to be included in a Registration Statement in order to allow the Company to rely on Rule 415 with respect to a Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor as to the specific Registrable Securities to be removed therefrom) to the maximum number of securities as is permitted to be registered by the SEC. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one (1) or more New Registration Statements with the Commission in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor.

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(f)   Failure to File or Obtain Effectiveness of the Registration Statement or Remain Current. If: (i) a Registration Statement is not filed on or prior to its Filing Date, or (ii) a Registration Statement is not declared effective on or prior to the Effectiveness Deadline, or the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that a Registration Statement will not be “reviewed,” or not subject to further review, or (iii) after the effectiveness, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (iv) the Investor is not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than 15 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period (which need not be consecutive calendar days), or (v) if after the date that is six (6) months from the date hereof, the Company does not have available adequate current public information as set forth in Rule 144(c) (any such failure or breach being referred to as an “Event”), then in addition to any other rights the Investor may have hereunder or under applicable law, such Event shall constitute a Registration Event (as defined in each respective Convertible Note), and the Company shall be in breach of the term and conditions of this Agreement and such Event shall be deemed an Event of Default (as defined in each respective Convertible Note) for so long as such Event remains uncured. During the period of the existence of an uncured Event, the Investor shall have no obligation to accept an Advance Notice or accept or purchase any Advance Shares (other than any Advance Shares purchased by the Investor prior to the occurrence of the Event).

(g) Filing of a Registration Statement for Shares issuable Pursuant to the Purchase Agreement. The Company shall prepare and file with the SEC a Registration Statement, or multiple Registration Statements for the resale by the Investor of the SEPA Shares prior to the commencement of its ability to deliver any Advance Noitces (as defiend in the Purchase Agreement) to the Investor. The Company in its sole discretion may choose when to file such Registration Statements; provided, however, that the Company shall not have the ability to delivery any Advance Notices until the effectiveness of such Registration Statement. Prior to the filing of a Registration Statement relating to SEPA Shares with the SEC, the Company shall furnish a draft of such Registration Statement to the Investor for their review and comment, and the Investor shall promptly furnish (at least within 24 hours) the Company with any comments that the Investor or its representatives have with respect to such draft of the Registration Statement.

(h) Piggy-Back Registrations. If at any time there is not an effective Registration Statement covering all of the Registrable Securities (other than SEPA Shares) and the Company proposes to register the offer and sale of any Common Shares under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one (1) or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities, the Company shall give prompt written notice (in any event no later than five (5) days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 2(g) that have been sold or may permanently be sold without any restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent.

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(i) No Inclusion of Other Securities; Other Registration Statements. In no event shall the Company (i) include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(b) or Section 2(c) without the Investor’s prior written consent or (ii) prior to the Applicable Date, or at any time thereafter while any Registration Statement is not effective or the Prospectus contained therein is not available for use, the Company shall not file a registration statement or an offering statement under the Securities Act relating to securities that are not the Registrable Securities (other than a registration statement on Form S-8 or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the date hereof solely to the extent necessary to keep such registration statements effective and available and not for any other reason).

3. RELATED OBLIGATIONS.

(a) The Company shall, not less than two (2) Business Days prior to the filing of each Registration Statement and not less than one (1) business day prior to the filing of any related amendments and supplements to all Registration Statements (except for annual reports on Form 10-K, supplements and amendments to update the Registration Statement solely for information reflected in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K), furnish to each Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable and prompt review of such Investor. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Investor shall reasonably object in good faith; provided that, the Company is notified of such objection in writing no later than two (2) Trading Days after the Investor have been so furnished copies of a Registration Statement.

(b) Upon the written request of the Investor, the Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge (i) at least one (1) copy (which may be in electronic form) of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at least one (1) copy (which may be in electronic form) of the final prospectus included in such Registration Statement and all amendments and supplements thereto, and (iii) any documents, which are not publicly available through EDGAR, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

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(c) The Company shall use its commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(d) As promptly as practicable after becoming aware of such event or development, the Company shall notify each Investor in writing of the happening of any event as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to the Investor. The Company shall also promptly notify each Investor in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by email on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. The Company shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to a Registration Statement or any amendment thereto.

(e) The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f)   Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts to cause all of the Registrable Securities covered by each Registration Statement to be listed on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(f).

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(g) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a material misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(h) The Company shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of Common Shares and registered in such names as the holders of the Registrable Securities may reasonably request prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.

(i)    The Company shall use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(j)    The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(k) Within two (2) Business Days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities or (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC.

(l)    The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by each Investor of Registrable Securities pursuant to a Registration Statement.

4. OBLIGATIONS OF THE INVESTOR.

(a) The Investor agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d) the Investor shall as soon as reasonably practicable discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary contained herein, subject to compliance with the securities laws, the Company shall cause its transfer agent to deliver unlegended certificates for Common Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(d) and for which the Investor has not yet settled.

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(b) The Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c) The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

5. EXPENSES OF REGISTRATION.

All expenses incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers, fees and expenses of the Company’s counsel and accountants (except legal fees of Investor’s counsel associated with the review of the Registration Statement).

6. INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor and its directors, officers, partners, employees, agents, and representatives, and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act (each, an “Investor Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Indemnified Damages”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (”Claims”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment or supplement thereto with the SEC) or the omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Investor and each such Investor Indemnified Person promptly as Indemnified Damages are incurred and are due and payable, including reasonable legal fees, disbursements and other expenses incurred by an Investor Indemnified Person in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Investor Indemnified Person. The foregoing notwithstanding, this Section 6(a) shall not inure to the benefit of any Investor Indemnified Person if the untrue tatement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to the Investor prior to the Investor’s use of the prospectus to which the Claim relates.

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(b) In connection with a Registration Statement, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each a “Company Indemnified Person”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs (i) in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or (ii) from the Investor’s violation of any prospectus delivery requirements under the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that, other than in connection with fraud or gross negligence on the part of the Investor, the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Company Indemnified Person if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to the Investor prior to such Investor’s use of the prospectus to which the Claim relates.

(c) Promptly after receipt by an Investor Indemnified Person or Company Indemnified Person under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Investor Indemnified Person or Company Indemnified Person shall, if indemnification in respect of such Claim is to be sought from any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume control of the defense thereof with counsel reasonably and mutually satisfactory to the indemnifying party and the Investor Indemnified Person or the Company Indemnified Person, as the case may be; provided, however, that an Investor Indemnified Person or Company Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Investor Indemnified Person or Company Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnified Person or Company Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnified Person or Company Indemnified Person and any other party represented by such counsel in such proceeding. The Investor Indemnified Person or Company Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnified Person or Company Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Investor Indemnified Person or Company Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnified Person or Company Indemnified Person, as the case may be, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnified Person or Company Indemnified Person of a full and unconditional release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnified Person or Company Indemnified Person with respect to all third parties, firms or corporations relating to the Claim(s) for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such Claim shall not relieve such indemnifying party of any liability to the Investor Indemnified Person or Company Indemnified Person under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such Claim.

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(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Investor Indemnified Person or Company Indemnified Person against the indemnifying party or others and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investor’s purchase of the Convertible Notes, the Company represents, warrants, and covenants to the following:

(a) The Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has timely filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports.

(b) During the Registration Period, the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act (it being understood that nothing herein shall limit the Company’s obligations under the Purchase Agreement) and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder.

(c) The Company shall furnish to the Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

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9. AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each of the Investor and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

10. MISCELLANEOUS.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities or owns the right to receive the Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b) Neither this Agreement nor any rights or obligations of the Investor or the Company hereunder may be assigned to any other Person, except for assignments by the Investor to any of its affiliates.

(c) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered pursuant to the notice provisions of the Purchase Agreement or to such other address and/or electronic mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s email service provider containing the time, date, and recipient email or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with this section.

(d) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

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(e) The laws of the State of New York shall govern all issues concerning the relative rights of the Company and the Investor as its stockholder. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, New York and federal courts for the Southern District of New York sitting New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f)   This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Agreement may be executed in identical counterparts, both of which shall be considered one (1) and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(k) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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IN WITNESS WHEREOF, the Investor and the Company have caused their signature page to this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:
SUNPOWER INC.

By:	/s/ Thurman J. Rodgers
Name:	Thurman J. Rodgers
Title:	Chief Executive Officer

INVESTOR:
YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matthew Beckman
Name:	Matthew Beckman
Title:	Manager

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